Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus Dated September 5, 2018)	File No. 333-226949

3,924,386 Common Shares

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Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to two investors an aggregate of 3,924,386 of our common shares at $0.2257 per common share. Unless otherwise indicated, reference to dollars in this prospectus supplement shall mean United States dollars.

Our common shares are listed on NYSE American under the symbol “TRX.” On January 11, 2019, the last reported sale price of our common shares on NYSE American was $0.31 per common share. On December 13, 2018, a date within sixty days of the date of this prospectus supplement, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $46,435,811 based on 129,551,226 common shares outstanding, of which 125,502,193 common shares were held by non-affiliates, and based on a closing price of $0.37 per common share on such date. We have not sold any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

We expect that the delivery of the common shares being offered pursuant to this prospectus supplement will be made to the investors on or about January 16, 2019.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-6 of this prospectus supplement and any other risk factor included in our base prospectus and in the documents incorporated by reference into this prospectus supplement and base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 11, 2019.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect our current view about future plans, intentions or expectations. These forward-looking statements may be included herein or incorporated by reference in this prospectus supplement and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement are set forth in this prospectus supplement under the caption “Risk Factors,” and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus supplement under the caption “Risk Factors,” and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports, in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF MINERAL RESOURCES

As an Alberta corporation, Tanzanian Royalty Exploration Corporation (the “Company”) is subject to certain rules and regulations issued by Canadian Securities Administrators. The Company files an Annual Report on Form 20-F as its Annual Information Form (“AIF”) with the British Columbia, Alberta and Ontario Securities Commissions via the System for Electronic Document Analysis and Retrieval (“SEDAR”). Under the filing requirements for an AIF, the Company is required to provide detailed information regarding its properties including mineralization, drilling, sampling and analysis, security of samples, and mineral resource and mineral reserve estimates, if any. Further, the Company may describe its properties utilizing terminology such as “Proven Mineral Reserve” or “Probable Mineral Reserve” or “Measured Mineral Resources,” “Indicated Mineral Resources” and “Inferred Mineral Resources” that are permitted by Canadian securities regulations.

U.S. investors are cautioned not to assume that any part of the mineral deposits, if any, in the “Proven Mineral Reserve” or “Probable Mineral Reserve” or “Measured Mineral Resources,” “Indicated Mineral Resources” and “Inferred Mineral Resources” categories will ever be converted into reserves. Further, these terms are not defined terms under SEC Industry Guide 7 and are not permitted to be used in reports and registration statements filed with the United States Securities and Exchange Commission (“SEC”). The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. Under SEC Industry Guide 7, as interpreted by the staff of the SEC, mineralization may not be classified as a “reserve” for United States reporting purposes unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC guidelines. In addition, NI 43-101 permits disclosure of “contained ounces” of mineralization. In contrast, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

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U.S. investors are cautioned not to assume that any part or all of the mineral deposits identified as an “indicated mineral resource,” “measured mineral resource” or “inferred mineral resource” will ever be converted to reserves as defined in SEC Industry Guide 7. Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, or economic studies. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

For clarification, the Company has no properties that contain “Proven (Measured) Reserves” or “Probable (Indicated) Reserves” as defined by SEC securities regulations.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration statement process, we may from time to time offer to sell up to $15,000,000 of our common shares (and associated common share purchase rights), warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities in one or more transactions.

We provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering of our common shares; and (2) the accompanying base prospectus dated September 5, 2018, included in our registration statement on Form F-3 (SEC File No. 333-226949), which provides general information regarding our common shares (and associated common share purchase rights), warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities and other information some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the base prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” When we refer to this “prospectus,” we are referring to both this prospectus supplement and the base prospectus combined. You should rely only on the information contained or incorporated by reference in this prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

Purchasers of our common shares are advised that none of the common shares will be qualified for distribution in any jurisdiction of Canada, and may not be traded through the facilities of the Toronto Stock Exchange or any other Canadian stock exchange, or otherwise in a jurisdiction of Canada. By purchasing common shares hereunder, each purchaser thereof will be deemed to have represented and warranted to the Company that such purchaser (i) is acquiring the securities solely for its own account and beneficial interest for investment purposes, and not for sale or with a view to distribution in Canada, and (ii) has no present intention of selling the securities through the facilities of the Toronto Stock Exchange or any other Canadian stock exchange, or otherwise in a jurisdiction of Canada, and does not presently have any reason to expect a change in such intention.

In this prospectus supplement, “we,” “us,” “our,” “the Company,” and “Tanzanian” refer to Tanzanian Royalty Exploration Corporation and its subsidiaries, unless the context otherwise requires.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus supplement and any related free writing prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6, and any related free writing prospectus as well as the other documents that we incorporate by reference into this prospectus supplement including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.

Our Company

Tanzanian Royalty Exploration Corporation was originally incorporated under the name “424547 Alberta Ltd.” in the Province of Alberta on July 5, 1990, under the Business Corporations Act (Alberta). The name was changed to “Tan Range Exploration Corporation” on August 13, 1991. The name of the Company was again changed to “Tanzanian Royalty Exploration Corporation” on February 28, 2006. The Company is also registered in the Province of British Columbia as an extra-provincial company under the Business Corporations Act (British Columbia) and in the Province of Ontario as an extra-provincial company under the Business Corporations Act (Ontario).

The principal executive office of the Company is located at c/o DSA Corporate Services, Inc., The Canadian Venture Building, 82 Richmond Street East, Suite 200 Toronto, Ontario, M5C 1P1, Canada, and its telephone number is (416) 848-6869. We maintain a website at http://www.tanzanianroyalty.com. Information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

Our Objectives

The Company is a mineral resource company with exploration stage properties, which engages in the acquisition of interests in and the exploration of natural resource properties in the future and the possible development of those properties where warranted. The Company commits its own resources to the initial evaluation of mineral properties and in select situations, if and when warranted, the Company enters into joint venture agreements with other corporations to further the exploration of such properties, in exchange for annual rental/option payments and post-production royalty payments or with a view to direct development of a mine for the purpose of earning income from the sale of gold and other mined materials. At present, the Company’s natural resource activities do not generate any income from production.

The Company’s main area of interest has been in the exploration and development of the Buckreef Project located in Tanzania through a joint venture with the State Mining Corporation (“Stamico”), a wholly-owned Government enterprise under the Ministry of Energy and Minerals of the United Republic of Tanzania, of which the Company has a 55% interest and the Stamico has a 45% interest.

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THE OFFERING

Common shares offered by us	3,924,386 shares of common shares
Price per common share	$0.2257 ($885,734 in the aggregate)

Common shares outstanding immediately before the offering	129,551,226 shares of common shares

Common shares to be outstanding after this offering	133,475,612 shares of common shares(1)(2)(3)
Use of Proceeds	The net proceeds from the offering will be used to begin the Company’s drilling program at the Buckreef Project. See ‘‘Use of Proceeds’’ on page S-17 of this prospectus supplement.
Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

Common Shares NYSE American symbol	TRX

(1)	The number of common shares to be outstanding immediately after this offering as shown above is based on 129,551,226 common shares outstanding as of December 31, 2018, and assumes the sale of all common shares being offered pursuant to this prospectus supplement. Unless otherwise indicated, the number of common shares presented in this prospectus supplement excludes (i) 7,432,000 common shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $0.41 per share; and (ii) 5,499,469 common shares available for future grant or issuance pursuant to our stock plans.

(2)	Excludes 22,624,556 common shares that may be issued upon the conversion of outstanding convertible loans in the aggregate amount of $6,248,173 at conversion prices ranging from $0.26 to $0.35 per common share and 1,809,964 common shares for those holders of gold and convertible loans who elect to receive payment of interest earned thereon in common shares.

(3)	Excludes 4,562,901 common shares underlying Series A Warrants and Series B Warrants held by Crede CG III, LTD which are currently subject to dispute.

Unless otherwise indicated, this prospectus supplement assumes the sale of all common shares hereunder.

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RISK FACTORS

Investment in our common shares involves risks. Before deciding whether to invest in our common shares, you should consider carefully the risk factors discussed below and those contained in “Part I. Item 3. Key Information – D. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended August 31, 2018, as filed with the SEC on November 30, 2018, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to the Company

We intend to begin production at the Buckreef Project without preparing a bankable feasibility study which may subject us to more risks.

We intend to begin production at the Buckreef Project without preparing a bankable feasibility study which is a more common practice within the mining industry and therefore may subject us to more business risks. Our decision to intend to begin production at the Buckreef Project was based on limited prior historical information, drilling programs, modeling, positive metallurgical testing, and a pre-feasibility study. Therefore, our decision to intend to begin production at the Buckreef Project was based on limited information which may or may not be representative of information regarding the mine had we otherwise prepared a more comprehensive study. In addition, basing our decision to intend to begin production on limited information may make us susceptible to risks, including, but not limited to:

•	certain difficulties in obtaining expected metallurgical recoveries when scaling up to production scale;

•	the preliminary nature of mine plans and processing concepts and applying them to full scale production;

•	determining operating/capital costs estimates and possible variance associated with constructing, commissioning and operating the Buckreef facilities based on limited information;

•	that metallurgical testing is in development and may not be representative of results of the Buckreef Project; and

•	that we may underestimate capital and operating costs without a comprehensive bankable feasibility study.

The Company has incurred net losses since its inception and expects losses to continue.

The Company has not been profitable since its inception. For the fiscal year ended August 31, 2018, the Company had a comprehensive loss of $6,897,397, and an accumulated deficit of $103,263,959. The Company has never generated revenues and does not expect to generate revenues until one of its properties is placed in production. There is a risk that none of the Company’s properties will be placed into production.

The Company needs additional capital.

As at August 31, 2018, the Company had cash of approximately $426,062 and working capital deficiency of approximately $12,010,685. The Company will continue to incur exploration and development costs to fund its plan of operations and will need to raise capital to build a mining plant at the Buckreef Mine. Ultimately, the Company’s ability to continue its exploration activities depends in part on the Company’s ability to commence operations and generate revenues or to obtain financing through joint ventures, debt financing, equity financing, production sharing agreements or some combination of these or other means. Further the raising of additional capital by the Company may dilute existing shareholders. Traditionally, the Company has relied on issuing equity securities and debt securities that may be converted into equity securities to raise capital. No assurance can be given that the Company can continue to raise capital in this manner. Further, the issuance of equity securities or debt securities that may be convertible into equity securities will have a dilutive effect.

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Substantial doubt about the Company’s ability to continue as a going concern.

Based on the Company’s current funding sources and taking into account the working capital position and capital requirements at August 31, 2018, these factors indicate the existence of a material uncertainty that raises substantial doubt about the Company’s ability to continue as a going concern and is dependent on the Company raising additional debt or equity financing. The Company must obtain additional funding in fiscal 2019 in order to continue development and construction of the Buckreef Project. Furthermore, the Company is currently negotiating project financing terms with a number of lending institutions, which the Company believes will result in the Company obtaining the project financing required to fund the construction of a mill at the Buckreef Project. However, there is no assurance that such additional funding and/or project financing will be obtained or obtained on commercially favourable terms.

The Company has no cash flow from operations and has historically depended on the proceeds from equity financings for its operations.

The Company’s current operations do not generate any revenues or cash flow. Any work on the Company’s properties will require additional equity financing. If the Company seeks funding from existing or new joint venture partners, its project interests will be diluted. If the Company seeks additional equity financing, the issuance of additional shares will dilute the current interests of the Company’s current shareholders. The Company may not be able to obtain additional funding to allow the Company to fulfill its obligations on existing exploration properties. The Company’s failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development and the possible partial or total loss of the Company’s potential interest in certain properties or dilution of the Company’s interest in certain properties.

We are subject to ligation which could cause a dilutive effect to our shareholders and require us to incur legal expenses.

On January 19, 2018, Crede CG III, LTD (“Crede”) filed suit against us in the Supreme Court of the State of New York, County of New York, claiming, among other things, breach of contract for failure to allow Crede to exercise 1,300,000 Series A Warrants to acquire 3,100,751 common shares. The Series A Warrants were issued, along with Series B Warrants (the Series A Warrants and Series B Warrants, collectively “Warrants), in connection with a Securities Purchase Agreement entered into on September 1, 2016. In response to the complaint, our attorneys initiated correspondence with Crede’s attorneys regarding Crede’s January 19, 2018 complaint. On February 27, 2018, Crede dismissed its complaint against us without prejudice. On March 12, 2018, Crede filed suit against us in the Supreme Court of the State of New York, County of New York (Index No. 651156/2018), claiming breach of contract (including specific performance and injunctive relief); declaratory judgment that the Securities and Purchase Agreement and Warrants are binding obligations; and, in the event injunctive and declaratory relief is not ordered, awarding compensatory and punitive damages, and attorney fees and costs for failure to allow Crede to exercise 500,000 Series B Warrants to acquire 1,332,222 common shares. On May 10, 2018, we filed a complaint in the United States District Court Southern District of New York (Case No. 18–Civ-4201) against Crede and certain of its principals, and Wellington Shields & Co who acted as the broker in the sale of securities pursuant to the Securities Purchase Agreement alleging, among other things, violation of Section 10 and Rule 10b-5 promulgated thereunder of the Exchange Act, violation of Section 13(d) and Rule 13d-1 promulgated thereunder of the Exchange Act, and breach of contract. On July 17, 2018, we filed a first amended complaint in the United States District Court Southern District of New York, seeking, in addition to the relief sought in the initial complaint, declaratory relief that Securities Purchase Agreement and related agreements, including the Warrants, are void based on a violation of Section 29(b) of the Exchange Act. The litigation is in its initial stage and no discovery has yet been conducted. In the event that we are forced to allow Crede to exercise the Warrants and/or are subject to damages, we may be required to issue additional common shares under the Securities Purchase Agreement. The issuance of additional common shares will have a dilutive effect to our shareholders and the payment of damages and legal expenses may adversely affect our financial condition.

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The Company has issued a number of gold and cash loans which, at the option of the holder are convertible into our common shares, may be repaid through the issuance of gold, are secured by our assets and may be subject to annual renewal.

To finance our operations and prior exploration, as of August 31, 2018, we have issued $7,497,771 loans in the aggregate. Of this amount, $4,622,351 was in the form of gold bullion loans. The principal and interest on the gold bullion loans may be, at the election of the holder, repaid in cash, gold bullion or convertible into our common shares. In the event the gold loan holder elects repayment in gold bullion and we do not have the gold bullion, we may be required to purchase gold bullion on the open market in order to repay the loans. As a result, the Company may be at risk in the event the price of gold increases and we are required to purchase gold bullion to repay the loan. Further, the holders of the gold bullion loans may elect to convert the principal and interest of such loans into our common shares at exercise prices ranging from US$0.26 and US$0.3446 per share which has the effect of diluting the ownership of existing shareholders.

In addition, as of August 31, 2018, the Company has issued $2,875,420 in convertible loans. The principal and interest on the convertible loans may be, at the election of the holder, repaid in cash or convertible into our common shares at exercise prices ranging from US$0.26 to US$0.35 per share. In the event that the holder of the convertible loans elects to convert the principal and interest of such loans into our common shares, such conversion will have the effect of diluting the ownership of existing shareholders.

Further, the gold and cash loans are secured by certain assets of the Company, including its CIL plant, pad loadings, gold on pads, gold in form of dore, gold in plan process and gold at refinery. In the event of default, the Company may lose its rights to these assets which could adversely affect its operations.

Finally, these loans are subject to annual renewal. Although many of these holders of loans have renewed the loans on an annual basis, no assurance can be given they will continue to annually renew the loans.

You may experience an immediate and substantial dilution in the offering price of the common shares you purchased in the offering.

The offering price per share in this offering will exceed the pro forma net tangible book value per share of our outstanding common shares prior to this offering. Assuming that an aggregate of 3,924,386 common shares are sold at a price of $0.2257 per share for aggregate gross proceeds of approximately $885,734 and after deducting estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.0257 per share, representing the difference between the offering price of $0.2257 per share and our pro forma net tangible book value per share of $0.20 as of August 31, 2018, after giving effect to this offering at the assumed offering price. The exercise of outstanding stock options and convertible loans may result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

The Company’s exploration activities are highly speculative and involve substantial risks.

With the exception of one project, the Buckreef Project, all of the other Company’s properties are in the exploration stage and no proven mineral reserves have been established. The Company’s exploration work may not result in the discovery of mineable deposits of ore in a commercially economical manner. There may be limited availability of water, which is essential to milling operations, and interruptions may be caused by adverse weather conditions. The Company’s future operations, if any, are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls.

The Company has uninsurable risks.

The Company may be subject to unforeseen hazards such as unusual or unexpected formations and other conditions. The Company may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company’s financial position.

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The Company depends on key management personnel.

The success of the operations and activities of the Company is dependent to a significant extent on the efforts and abilities of its management, including James E. Sinclair, our Executive Chairman. An investor must be willing to rely to a significant extent on their discretion and judgment. The Company does not have an employment contract with the Executive Chairman. The Company does not maintain key-man life insurance on the Executive Chairman.

The Company may be characterized as a passive foreign investment company.

We may be characterized as a passive foreign investment company (“PFIC”). If we are determined to be a PFIC, our U.S. shareholders may suffer adverse tax consequences. Under the PFIC rules, for any taxable year that our passive income or our assets that produce passive income exceed specified levels, we will be characterized as a PFIC for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences for our U.S. shareholders, which may include having certain distributions on our common shares and gains realized on the sale of our common shares treated as ordinary income, rather than as capital gains income, and having potentially punitive interest charges apply to the proceeds of sales of our common shares and certain distributions.

Certain elections may be made to reduce or eliminate the adverse impact of the PFIC rules for holders of our common shares, but these elections may be detrimental to the shareholder under certain circumstances. The PFIC rules are extremely complex and a U.S. investor is urged to consult independent tax advisers regarding the potential consequences to him or her of our classification as a PFIC. See “Certain United States Federal Income Tax Considerations.”

Failure to comply with the U.S. Foreign Corrupt Practices Act, the Corruption of Foreign Public Officials Act and other laws, could result in fines, criminal penalties, contract termination and an adverse effect on our business.

The Company is subject to the Foreign Corrupt Practices Act (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by persons and issuers as defined by the statutes, for the purpose of obtaining or retaining business. It is our policy to implement safeguards to discourage these practices by our employees; however, our existing safeguards and any future improvements may prove to be less than effective and our employees, consultants, sales agents or distributors may engage in conduct for which the Company might be held responsible. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and could consume significant time and attention of our management.

Risks Relating to the Mining Industry

The Company cannot accurately predict whether commercial quantities of ores as estimated or projected in the pre-feasibility study will be established once commercial production commences.

Whether an ore body will be commercially viable depends on a number of factors beyond the control of the Company, including the particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as mineral prices and government regulations, including regulations relating to permitting, prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The Company cannot accurately predict the exact effect of these factors, but the combination of these factors may result in a mineral deposit being unprofitable. The Company has no mineral producing properties at this time. Although the mineral resource estimates included herein have been prepared by the Company, or, in some instances have been prepared, reviewed or verified by independent mining experts, these amounts are estimates only and there is a risk that a particular level of recovery of gold or other minerals from mineral resource will not in fact be realized or that an identified mineralized deposit, if any, will never qualify as a commercially mineable or viable reserve.

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The exploration for and development of mineral deposits involves significant risks.

Mineral resource exploration is a speculative business and involves a high degree of risk. The Company has completed several diamond and reverse circulation drilling programs on the Buckreef Project and independent qualified persons have reviewed the results of the drilling program in the context of analyzing the economic significance of the open-pittable mineral resources at the Buckreef Project using current gold prices. However, the exploration for and development of mineral deposits involves significant risks, which even a combination of careful evaluation, experience and knowledge may not eliminate. Significant expenditures will be required to locate further and/or upgrade mineral resources from inferred category to measured and Indicated category, to revise and/or upgrade the recently established mineral reserves, to develop metallurgical processes, to purchase, construct and run a test 60tph pilot process plant and to finalize on a bankable feasibility study to construct mining and processing facilities at the Buckreef Project site.

The Company may not be able to establish the presence of minerals on a commercially viable basis.

The Company’s ability to generate revenues and profits, if any, is expected to occur through exploration and development of its existing properties as well as through acquisitions of interests in new properties. The Company will need to incur substantial expenditures in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing ore reserves through drilling and other techniques, developing metallurgical processes to extract metals from ore, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors beyond the Company’s control, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to a user of the minerals, and the market price of the minerals at the time of sale. The Company’s existing or future exploration programs or acquisitions may not result in the identification of deposits that can be mined profitably.

The Company depends on consultants and engineers for its exploration programs.

The Company has relied on and may continue to rely upon consultants for exploration development, construction and operating expertise. Substantial expenditures are required to construct mines, to establish ore reserves through drilling, to carry out environmental and social impact assessments, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the exploration infrastructure at any site chosen for exploration. The Company may not be able to discover minerals in sufficient quantities to justify commercial operation, and the Company may not be able to obtain funds required for exploration on a timely basis.

The Company may not have clear title to its properties.

Acquisition of title to mineral properties is a very detailed and time-consuming process, and the Company’s title to its properties may be affected by prior unregistered agreements or transfers, or undetected defects. Several of the Company’s prospecting licenses are currently subject to renewal by the Ministry of Energy and Minerals of Tanzania. There is a risk that the Company may not have clear title to all its mineral property interests, their licenses may not be renewed or they may be subject to challenge or impugned in the future. See “Mineral Properties.” In other instances, the Company might not have immediate access to some of its mineral properties due to the ever revolving statutory requirements and regulations as enacted by the Government of Tanzania and enforced by the various ministries.

The Company’s properties have been and may continue to be subject to illegal mining.

During 2015, illegal miners, consisting primarily of artisanal miners, invaded and forced occupation at the Buckreef property. As a result, these illegal miners disrupted our activities. As a result of these illegal miners’ activities, we provided a notice of force majeure under our agreement with Stamico and did not allow Tanzam, our joint venture operator, to continue mining activities at our property until this issue was resolved. Although we worked out an agreement with the Deputy Minister of Energy and Minerals to provide an area for artisanal mining, no assurance can be given that no more illegal mining activities will occur at our properties or disrupt our operations.

S-10

Mining exploration, development and operating activities are inherently hazardous.

If the Company experiences mining accidents or other adverse conditions, the Company’s mining operations could be materially adversely affected. The Company’s exploration activities may be interrupted by any or all of the following mining accidents such as cave-ins, rock falls, rock bursts, pit wall failures, fires or flooding. In addition, exploration activities may be reduced if unfavorable weather conditions, ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable than expected to mining or treatment, dilution increases or electrical power is interrupted. Occurrences of this nature and other accidents, adverse conditions or operational problems in future years may result in the Company’s failure to achieve current or future exploration and production estimates.

We have not paid all annual license fees on our properties and we may be subject to penalties.

In order to maintain the existing site of mining and exploration licenses, we are required to pay annual license fees. We have not paid certain of the annual license fees since October 2014 with the exception of the Buckreef mining licenses. As at August 31, 2018, an accrual of $260,000 has been recorded relating to unpaid license fees. Note that these licenses remain in good standing until a letter of demand is received from the Ministry of Energy and Minerals requesting payment of any unpaid license fees plus 50% penalty, and the Company fails to respond within 30 days. The Company has not received a letter of demand. If we fail to pay our annual license fees, we may lose our properties.

We may be subject to additional payments to the Tanzanian government because we have not brought the Buckreef Property into production by a certain date.

Our joint venture agreement with Stamico contains an obligation clause regarding the commissioning date for the plant. The clause becomes effective only in the event the property is not brought into production before a specified future date which was originally estimated to be in December 2015. Under the agreement, the Company is entitled to extend the date for one additional year: (i) for the extension year; on payment to Stamico of US$500,000; (ii) for the second extension year, on payment to Stamico of US$625,000; and (iii) for each subsequent extension year, on payment to Stamico of US$750,000.

The Company has received a request letter from Stamico regarding the status of the penalty payment and has responded that no penalty is due at this time. The Company has received a subsequent letter from Stamico regarding request for payment. It remains the Company’s position that no penalty is due at this time, but the Company and Stamico have been engaged in settlement discussions to resolve this issue, and a payment of $172,330 has been made in connection with the settlement discussions to be applied towards the amount owing with the remainder to be paid out of proceeds of production.

No assurance can be given that Stamico will not demand additional money from the Company because the Company has not brought the Buckreek Project into production by a certain date.

If the Company experiences mining accidents or other adverse conditions, the Company’s mining operations could be materially adversely affected.

The Company’s exploration activities may be interrupted by any or all of the following mining accidents such as cave-ins, rock falls, rock bursts, pit wall failures, fires or flooding. In addition, exploration activities may be reduced if unfavorable weather conditions, ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable than expected to mining or treatment, dilution increases or electrical power is interrupted. Occurrences of this nature and other accidents, adverse conditions or operational problems in future years may result in the Company’s failure to achieve current or future exploration and production estimates.

S-11

Development of the Company’s projects is based on estimates and the Company cannot guarantee that its projects, if any, will be placed into production.

Any potential production and revenues based on production from any of the Company’s properties are estimates only. Estimates are based on, among other things, mining experience, resource estimates, assumptions regarding ground conditions and physical characteristics of ores (such as hardness and presence or absence of certain metallurgical characteristics) and estimated rates and costs of mining and processing. The Company’s actual production from the Buckreef Project, if it ever achieves production, may be lower than its production estimates. Each of these factors also applies to future development properties not yet in production at the Company’s other projects. In the case of mines the Company may develop in the future, it does not have the benefit of actual experience in its estimates, and there is a greater likelihood that the actual results will vary from the estimates. In addition, development and expansion projects are subject to unexpected construction and start-up problems and delays.

The Company’s exploration activities are subject to various federal, state and local laws and regulations.

Laws and regulation govern the exploration, mining development, mine production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. The Company requires licenses and permits to conduct exploration and mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a substantial adverse impact on the Company. Applicable laws and regulations will require the Company to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, the Company may be required to close an operation once it is started until a particular problem is remedied or to undertake other remedial actions.

The Buckreef Project is held through a special mining license expiring October 2026 granted pursuant to the Mining Act, 2010 (Tanzania). The Company has other mineral interests in Tanzania that are held under prospecting licenses granted under that Act. There are initial application fees, registration fees, preparation fees and annual rental fees for prospecting licenses based on the total area of the license. Renewals of prospecting licenses can take many months and possibly even years to process by the regulatory authority in Tanzania and there is no guarantee that they will be granted. With each renewal at least 50% of the licensed area, if greater than 20 square kilometers, must be relinquished and if the Company wishes to keep the relinquished one-half portion, it must file a new application for the relinquished portion. There is no guarantee on the timing for processing the new application and whether it will be successful.

In addition, any new license (PL, ML & SML) applications and renewals are also now subject to the recently enacted of the Ministry of Mines Local Content Regulations GN 3 of 2018 that is enforced by the newly enacted and established 6-member Tanzanian Mining Commission that now oversees the Mining Commissioner and all license applications. The new regulations reflect a strong will to foster diversification and linkages to the local economy, create jobs through the use of Tanzanian expertise, goods and services, businesses and financing in the mining value chain. Not only does it force licensees and contractors to use indigenous Tanzanian companies for the procurement of goods and services, but also requires a physical presence in Tanzania.

Risks Relating to the Market

The Company’s competition is intense in all phases of the Company’s business.

The mining industry in which the Company is engaged is in general, highly competitive. Competitors include well-capitalized mining companies, independent mining companies and other companies having financial and other resources far greater than those of the Company. The Company competes with other mining companies in connection with the acquisition of gold and other precious metal properties. In general, properties with a higher grade of recoverable mineral and/or which are more readily mineable afford the owners a competitive advantage in that the cost of production of the final mineral product is lower. Thus, a degree of competition exists between those engaged in the mining industries to acquire the most valuable properties. As a result, the Company may eventually be unable to acquire attractive gold mining properties.

S-12

The Company is subject to the volatility of metal and mineral prices.

The economics of developing metal and mineral properties are affected by many factors beyond the Company’s control, including, without limitation, the cost of operations, variations in the grade ore or resource mined, and the price of such resources. The market prices of the metals for which the Company is exploring are highly speculative and volatile. Depending on the price of gold or other resources, the Company may determine that it is impractical to commence or continue commercial production. Gold prices fluctuate widely and are affected by numerous factors beyond the Company’s control, including central bank purchases and sales, producer hedging and de-hedging activities, expectations of inflation, the relative exchange rate of the U.S. dollar with other major currencies, interest rates, global and regional demand, political and economic conditions, production costs in major gold-producing regions, speculative positions taken by investors or traders in gold and changes in supply, including worldwide production levels. The price of gold and other metals and minerals may not remain stable, and such prices may not be at levels that will make it feasible to continue the Company’s exploration activities, or commence or continue commercial production. The aggregate effect of these factors is impossible to predict with accuracy.

The Company’s business activities are conducted in Tanzania.

The Company’s principal exploration and mine development properties are currently located in the United Republic of Tanzania, Africa, under which the Company has obtained a license to explore, develop and operate the property. Although the Company believes that the Tanzanian government is a stable, multi-party democracy, there is no guarantee that this will continue. Tanzania is surrounded by unstable countries enduring political and civil unrest, and in some cases, civil war. There is no guarantee that the surrounding unrest will not affect the Tanzanian government and people, and therefore, the Company’s mineral exploration activities. Any such effect is beyond the control of the Company and may materially adversely affect its business.

Further, the operator of the Buckreef project is Tanzam, a joint venture that is 55% owned by one of our subsidiaries and 45% is owned by the Stamico, a governmental agency of the Tanzania. Therefore, the government of Tanzania will have a substantial input at our operations at the Buckreef project.

Additionally, the Company may be affected in varying degrees by political stability and government regulations relating to the mining industry and foreign investment in Tanzania. The government of Tanzania may institute regulatory policies that adversely affect the exploration and mine development (if any) of the Company’s properties. Any changes in regulations or shifts in political conditions in this country are beyond the control of the Company and may materially adversely affect its business. An investor should assess the political and regulatory risks related to the Company’s foreign country investments. The Company’s operations in Tanzania are also subject to various levels of economic, social and other risks and uncertainties that are different from those encountered in North America. The Company’s operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, restrictions on foreign exchange and repatriation, income taxes, expropriation of property, environmental legislation and mine safety. Other risks and uncertainties include extreme fluctuations in currency exchange rates, high rates of inflation, labor unrest, risks of war or civil unrest, government and civil unrest, regional expropriation and nationalization, renegotiation or nullification of existing concessions, licenses, permits and contracts, illegal mining, corruption, hostage taking, civil war and changing political conditions and currency controls. Infectious diseases (including Ebola virus, malaria, HIV/AIDS and tuberculosis) are also major health care issues where the Company operates.

Mineral exploration in Tanzania is affected by local climatic and economic conditions.

The Company’s properties in Tanzania have year round access, although seasonal winter rains from December to March may result in flooding in low lying areas, which are dominated by mbuga, a black organic rich laustrine flood soil. Further, most lowland areas are under active cultivation for corn, rice, beans and mixed crops by subsistence farmers. As a result, the area has been deforested by local agricultural practices for many years. The seasonal rains and deforested areas can create a muddy bog in some areas, which can make access more difficult, and could impede or even prevent the transport of heavy equipment to the Company’s mineral properties at certain times of the year between December and March.

S-13

The Company’s operations are subject to issues relating to security and human rights.

Civil disturbances and criminal activities such as trespass, illegal mining, theft and vandalism may cause disruptions at the Company’s operations in Tanzania which may result in the suspension of operations. There is no guarantee that such incidents will not occur in the future. Such incidents may halt or delay exploration, increase operating costs, result in harm to employees or trespassers, decrease operational efficiency, increase community tensions or result in criminal and/or civil liability for the Company or its employees and/or financial damages or penalties. The manner in which the Company’s personnel respond to civil disturbances and criminal activities can give rise to additional risks where those responses are not conducted in a manner that is consistent with international standards relating to the use of force and respect for human rights. The failure to conduct security operations in accordance with these standards can result in harm to employees or community members, increase community tensions, reputational harm to the Company and its partners or result in criminal and/or civil liability for the Company or its employees and/or financial damages or penalties. It is not possible to determine with certainty the future costs that the Company may incur in dealing with the issues described above at its operations.

Risks relating to the Securities of the Company

We will have broad discretion over the use of the net proceeds to us from this offering and may apply them to uses that do not improve our operating results or the value of your securities.

We will have broad discretion to use the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common share to decline or delay the development of our properties.

We can give no assurances that we will ever pay any dividends on our common shares, and any return to investors is expected to come, if at all, only from potential increases in the price of our common shares.

We have never paid dividends on our common shares and have no intention of every paying any dividends. We make no assurances that we will ever pay future dividends, cash or otherwise. Whether we pay any dividends in the future will depend on our financial condition, results of operations, and other factors that we will consider. Any return to investors is expected to come, if at all, only from potential increases in the price of our common shares.

As a foreign private issuer, the Company is subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to U.S. shareholders.

The Company is a foreign private issuer under applicable U.S. federal securities laws. As a result, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC, although the Company is required to file with or furnish to the SEC the continuous disclosure documents that the Company is required to file in Canada under Canadian securities laws. In addition, the Company’s officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit rules of Section 16 of the Exchange Act. Therefore, shareholders may not know on as timely a basis when the Company’s officers, directors and principal shareholders purchase or sell common shares, as the reporting dates under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, the Company is exempt from the proxy rules under the Exchange Act.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

In order to maintain the Company’s current status as a foreign private issuer, a majority of its common shares must be either directly or indirectly owned by non-residents of the United States, unless the Company also satisfies one of the additional requirements necessary to preserve this status. The Company may in the future lose its foreign private issuer status if a majority of its common shares is held in the United States and it fails to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use the multijurisdictional disclosure system (“MJDS”). If the Company is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, the Company may lose the ability to rely upon certain exemptions from NYSE American corporate governance requirements that are available to foreign private issuers.

S-14

U.S. investors may not be able to obtain enforcement of civil liabilities against the Company.

The enforcement by an investor of civil liabilities under the United States federal or state securities laws may be adversely affected by the fact that the Company is governed by the Business Corporations Act (Alberta), that some of the Company’s officers and directors are residents of Canada or otherwise reside outside the United States, and that all, or a substantial portion of their assets and a substantial portion of the Company’s assets, are located outside the United States. It may not be possible for an investor to effect service of process within the United States on certain of the Company’s directors and officers or enforce judgments obtained in the United States courts against the Company, certain of its directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

Common share prices will likely be highly volatile, and your investment could decline in value or be lost entirely.

The market price of the common shares is likely to be highly volatile and may fluctuate significantly in response to various factors and events, many of which the Company cannot control. The stock market in general, and the market for mining company stocks in particular, has historically experienced significant price and volume fluctuations. Volatility in the market price for a particular issuer’s securities has often been unrelated or disproportionate to the operating performance of that issuer. Market and industry factors may depress the market price of the Company’s securities, regardless of operating performance. Volatility in the Company’s securities price also increases the risk of securities class action litigation.

Our common shares must meet the requirements of the NYSE American.

The NYSE American rules provide that the NYSE American may, in its discretion, at any time, and without notice, suspend dealings in or remove any security from listing or unlisted trading privileges, if, among other things, where the financial condition and/or operating results of the issuer appear to be unsatisfactory or it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make further dealings on the NYSE American inadvisable. Although the Company has received no indication or notification that its common shares may be delisted, in light of the current per common share price and the Company’s financial losses, there is no assurance that the Company’s common shares will continue to be listed on the NYSE American.

Offers or availability for sale of a substantial number of common shares may cause the price of our common shares to decline.

In the future, in connection with current and future financings, we could have sales of a significant number of our common shares in the public market which could harm the market price of our common shares and make it more difficult for us to raise funds through future offerings of common shares. The Company’s shareholders may sell substantial amounts of its common shares in the public market. The availability of these common shares for resale in the public market has the potential to cause the supply of its common shares to exceed investor demand, thereby decreasing the price of the common shares.

In addition, the fact that the Company’s shareholders can sell substantial amounts of its common shares in the public market, whether or not sales have occurred or are occurring, could make it more difficult for the Company to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that it deems reasonable or appropriate.

S-15

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of August 31, 2018.

•	on an actual basis; and
•	assuming that an aggregate of 3,924,386 common shares are sold at a price of $0.2257 per share for aggregate gross proceeds of $885,734, and estimated aggregate offering expenses of $25,000.

			Pro Forma
As at August 31, 2018	$Cdn	$US(1)	Cdn$	US$(1)
Long Term Liabilities	0	0	0	0

Authorized Capital
Share capital	$127,003,132	$97,283,134	$128,126,820	$98,143,868
Share based payment reserve	9,394,394	7,196,012	9,394,394	7,196,012
Warrants Reserve	1,248,037	955,984	1,248,037	955,984
Accumulated Other Comprehensive Income	(755,909)	(579,019)	(755,909)	(579,019)
Accumulated Deficit	(103,263,959)	(79,099,164)	(103,263,959)	(79,099,164)
Equity attributable to owners of the Company	33,625,695	25,756,948	34,749,383	26,617,682
Non-controlling interests	700,310	536,430	700,310	536,430
Total shareholder’s equity	$34,326,005	$26,293,378	$35,449,693	$27,154,112

(1)            Based on an exchange rate of Cdn$1.3055 for US$1.00 as of August 31, 2018.

S-16

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of common shares to initiate our drilling program at the Buckreef Project, for working capital and for other general corporate purposes.

Although we intend to use the net proceeds of this offering for the foregoing purposes, the planned expenditures may change significantly. As a result, our management will have broad discretion in the allocation of any net proceeds. Pending use of any net proceeds, we may invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, and interest-bearing instruments.

DILUTION

If you invest in our common shares which are part of this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the pro forma net tangible book value per common share immediately after this offering. Our pro forma net tangible book value as of August 31, 2018, after giving effect to the proceeds from the sale of our common shares in the aggregate amount of $885,734 in this offering at an offering price of $0.2257 per share and after deducting estimated offering expenses payable by us, our as adjusted pro forma net tangible book value would have been approximately $27,154,112 or approximately $0.20 per common share, as of August 31, 2018. This represents an immediate increase in net tangible book value of approximately $0.00 per share to existing shareholders and an immediate dilution of approximately $0.0257 per share to investors in this offering. The following table illustrates this calculation on a per share basis.

Offering price per common share		$0.2257

Net tangible book value per share as of August 31, 2018	$0.2000
Increase in net tangible book value per share attributable to this offering	0.0000
Net tangible book value per share after this offering		0.2000
Dilution per share to new investors purchasing shares in this offering		$0.0257

The table above assumes for illustrative purposes that an aggregate of 3,924,386 common shares are sold at a price of $0.2257 per common share for aggregate gross proceeds of $885,734 less expenses of $25,000. This information is supplied for illustrative purposes only.

The information above is based on 129,551,226 common shares outstanding as of December 31, 2018, and does not include the following:

•	7,432,000 common shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $0.41 per share;
•	5,499,469 common shares available for future grant or issuance pursuant to our stock plans;
•	22,624,556 common shares that may be issued upon the conversion of outstanding convertible loans in the aggregate amount of $6,248,173 at conversion prices ranging from $0.26 to $0.3469 per common share;
•	1,809,964 common shares that may be issued upon the election of gold and convertible note holder to receive interest earned thereon in common shares and
•	4,562,901 common shares underlying Series A Warrants and Series B Warrants that are held by Crede CG III, LTD which are currently subject to dispute.

S-17

MARKET FOR OUR COMMON SHARES

The common shares of the Company are listed on the TSX under the symbol “TNX.” The common shares of the Company are also listed on the NYSE American LLC (“NYSE American”) under the symbol “TRX.”

The following sets forth the high and low prices expressed in U.S. Dollars on the NYSE American and in Canadian Dollars on the TSX for the past full six months and through August 31, 2018, for each quarter for the past two fiscal years and for the past five years.

	NYSE American		TSX
	(United States Dollars)		(Canadian Dollars)
	High	Low	High	Low
Last Six Months
December 2018	0.38	0.34	0.50	0.46
November 2018	0.43	0.33	0.58	0.45
October 2018	0.45	0.36	0.58	0.48
September 2018	0.46	0.32	0.42	0.34
August 2018	0.47	0.35	0.56	0.41
July 2018	0.50	0.39	0.59	0.47

For the Fiscal Quarter Ended
November 30, 2018	0.46	0.32	0.60	0.42

August 31, 2018	0.56	0.35	0.70	0.43
May 31, 2018	0.68	0.30	0.89	0.39
February 28, 2018	0.52	0.24	0.63	0.31
November 30, 2017	0.45	0.25	0.56	0.32

August 31, 2017	0.56	0.38	0.70	0.47
May 31, 2017	0.59	0.40	0.79	0.52
February 29, 2017	0.63	0.40	0.84	0.54
November 30, 2016	1.13	0.46	1.44	0.62

For Fiscal Year Ended
August 31, 2018	0.68	0.24	0.89	0.31
August 31, 2017	1.13	0.38	1.44	0.47
August 31, 2016	1.49	0.17	1.95	0.24
August 31, 2015	2.45	0.25	2.70	0.32
August 31, 2014	4.06	1.63	4.14	1.75

EXCHANGE RATES

The following table sets forth information as to the period end, average, the high and the low exchange rate for Canadian Dollars (“CDN”) and U.S. Dollars for the periods indicated based on the noon buying rate in New York City for cable transfers in Canadian Dollars as certified for customs purposes by the Federal Reserve Bank of New York (Canadian Dollar = US$1):

Year Ended: August 31	CDN Average	CDN Period End	CDN High	CDN Low
2018	1.2771	1.3055	1.3310	1.2129
2017	1.3205	1.2535	1.3726	1.2471
2016	1.3261	1.3122	1.4592	1.2544
2015	1.2109	1.3223	1.3301	1.0862
2014	1.0777	1.0858	1.1251	1.0237

S-18

The following table sets forth the high and low exchange rate for the past six months. As of August 31, 2018, the exchange rate was CDN $1.3055 for each $1.00.

Month	CDN High	CDN Low
December 2018	1.3650	1.3190
November 2018	1.3328	1.3098
October 2018	1.2893	1.2472
September 2018	1.3187	1.2905
August 2018	1.3153	1.2917
July 2018	1.3256	1.3017

DESCRIPTION OF SECURITIES

In this offering, we are offering 3,924,386 common shares.

Common Shares

A description of the common shares we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Shares,” starting on page 17 of the accompanying base prospectus. As of August 31, 2018, we had 125,162,803 common shares outstanding, and as of December 31, 2018, we had 129,551,226 common shares outstanding.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition of common shares pursuant to the offering and the ownership and disposition of the common shares. This summary applies only to U.S. Holders who hold common shares as capital assets (generally, property held for investment) and who acquire common shares at their original issuance pursuant to the offering, and does not apply to any subsequent U.S. Holder of a common share.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the ownership and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership or disposition of common shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership or disposition of common shares.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

S-19

U.S. Holders. For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the U.S.;
•	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	A trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders. For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of common shares that is not a partnership (or other “pass-through” entity) for U.S. federal income tax purposes and is not a U.S. Holder. This summary does not address the U.S. federal income tax considerations applicable to non-U.S. Holders arising from the acquisition, ownership or disposition of common shares.

Accordingly, a non-U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the purchase of the common shares pursuant to the offering and the acquisition, ownership or disposition of common shares.

Transactions Not Addressed. This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of the securities (whether or not any such transactions are undertaken in connection with the purchase of the securities), other than the U.S. federal income tax considerations to U.S. Holders of the acquisition of common shares and the ownership and disposition of such common shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership, or disposition of common shares by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power or value, of the outstanding stock of the Company; and (i) U.S. Holders subject to Section 451(b) of the Code. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold common shares in connection with carrying on a business in Canada; (d) persons whose common shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership, or disposition of common shares.

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If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the acquisition, ownership, or disposition of the common shares generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax consequences for any such partner or partnership (or other “pass-through” entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership, or disposition of common shares.

Distributions on Common Shares

As stated above, we have never paid a dividend and have no intention of paying a dividend. Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to Common Shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the common shares will be reported to them as a dividend. Dividends received on the common shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations. If the Company is eligible for the benefits of the Canada-U.S. Tax Convention, or another qualifying income tax treaty with the United States that includes an exchange of information program which the U.S. Treasury Department has determined is satisfactory for these purposes, or its shares are readily tradable on an established securities market in the U.S., dividends paid by the Company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize a capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the common shares sold or otherwise disposed of. Such capital gain or loss will generally be a long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for the common shares is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. Deductions for capital losses are subject to significant limitations under the Code. A U.S. Holder’s tax basis in common shares generally will be such U.S. Holder’s U.S. dollar cost for such common shares.

PFIC Status of the Company

The Company had no revenues for its taxable year ended August 31, 2018, and has not performed an analysis of whether or not it was or will be deemed a PFIC for its prior and current taxable years. If the Company is or becomes a PFIC, the foregoing description of the U.S. federal income tax consequences to U.S. Holders of the ownership of Common Shares will be different. The U.S. federal income tax consequences of owning and disposing of common shares if the Company is or becomes a PFIC are described below under the heading “Tax Consequences if the Company is a PFIC.”

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) 50% or more (by value) of its assets (based on an average of the quarterly values of the assets during such tax year) either produce or are held for the production of passive income (the “asset test”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or other operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, certain gains from commodities or securities transactions and the excess of gains over losses from the disposition of certain assets which product passive income. If a non-U.S. corporation owns at least 25% (by value) of the stock of another corporation, the non-U.S. corporation is treated, for purposes of the income test and asset test, as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

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Under certain attribution and indirect ownership rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of the Company’s common shares are made. The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Company.

Tax Consequences if the Company is a PFIC

If the Company is a PFIC for any tax year during which a U.S. Holder holds common shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such common shares. If the Company is a PFIC for any tax year during which a U.S. Holder owns common shares, the Company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether the Company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder makes a “deemed sale” election with respect to the common shares. If the election is made, the U.S. Holder will be deemed to sell the common shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s common shares would not be treated as shares of a PFIC unless the Company subsequently becomes a PFIC. U.S. Holders should consult their own U.S. tax advisors regarding the availability and desirability of a deemed sale election.

Under the default PFIC rules:

Any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of common shares (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it (together with all other distributions received in the relevant tax year) exceeds 125% of the average annual distribution received during the shorter of the preceding three years or the U.S. Holder’s holding period for the common shares) received on common shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for the common shares:

•	The amount allocated to the current tax year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year;

•	The amount allocated to each of the other tax years (the “Prior PFIC Years”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year; and

•	An interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year.

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A U.S. Holder that makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “Mark-to-Market Election”) or a timely and effective election to treat the Company and each Subsidiary PFIC as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) may generally mitigate or avoid the default PFIC rules described above with respect to common shares. U.S. Holders should be aware that there can be no assurance that the Company has satisfied or will satisfy the recordkeeping requirements that apply to a QEF or that the Company has supplied or will supply U.S. Holders with information such U.S. Holders require to report under the QEF rules in the event that the Company is a PFIC for any tax year.

A timely and effective QEF Election requires a U.S. Holder to include currently in gross income each year its pro rata share of the Company’s ordinary earnings and net capital gains, regardless of whether such earnings and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary earnings or gains without a corresponding receipt of cash from the Company. If the Company is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in the common shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the common shares and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of common shares by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains. A U.S. Holder must make a QEF Election for the Company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from the Company setting forth the ordinary earnings and net capital gains for the year and the Company may not provide this statement, in which case a QEF Election cannot be made. In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election will apply. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular, but limited, circumstances, including if it had a reasonable belief that the Company was not a PFIC and did not file a protective election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election (including a “pedigreed” QEF election where necessary) for the Company and any Subsidiary PFIC.

Alternatively, a Mark-to-Market Election may be made with respect to “marketable stock” in a PFIC if the stock is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable U.S. Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If the common shares are considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to its common shares. However, there is no assurance that the common shares will be or remain “regularly traded” for this purpose. A Mark-to-Market Election may not be made with respect to the stock of any Subsidiary PFIC. Hence, a Mark-to-Market Election will not be effective to eliminate the application of the default PFIC rules, described above, with respect to deemed dispositions of Subsidiary PFIC stock, or excess distributions with respect to a Subsidiary PFIC.

A U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to common shares generally will be required to recognize as ordinary income in each tax year in which the Company is a PFIC an amount equal to the excess, if any, of the fair market value of such shares as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such shares as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in the common shares generally will be increased by the amount of ordinary income recognized with respect to such shares. If the U.S. Holder’s adjusted tax basis in the common shares as of the close of a tax year exceeds the fair market value of such shares as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such shares for all prior taxable years. A U.S. Holder’s adjusted tax basis in its common shares generally will be decreased by the amount of ordinary loss recognized with respect to such shares. Any gain recognized upon a disposition of the common shares generally will be treated as ordinary income, and any loss recognized upon a disposition generally will be treated as an ordinary loss to the extent of net mark-to-market income recognized for all prior taxable years. Any loss recognized in excess thereof will be taxed as a capital loss. Capital losses are subject to significant limitations under the Code.

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Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to the common shares.

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership or disposition of common shares may (under certain circumstances) be entitled to receive either a deduction or a credit for such Canadian income tax paid generally at the election of such U.S. Holder. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of securities of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution, including a constructive distribution, from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of common shares, or on the sale or other taxable disposition of common shares will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would generally be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency.

Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621.

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Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on the common shares, and (b) proceeds arising from the sale or other taxable disposition of common shares generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 24%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

The Effect Of Comprehensive U.S. Tax Reform Legislation On The Company, Whether Adverse Or Favorable, Is Uncertain.

On December 22, 2017, President Trump signed into law H.R. 1, “An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018” (informally titled the “Tax Cuts and Jobs Act”). Among a number of significant changes to the U.S. federal income tax rules, the Tax Cuts and Jobs Act reduces the marginal U.S. corporate income tax rate from 35% to 21%, limits the deduction for net interest expense, shifts the United States toward a more territorial tax system, and imposes new taxes to combat erosion of the U.S. federal income tax base. The effect of the Tax Cuts and Jobs Act on the Company and its subsidiaries, whether adverse or favorable, is uncertain, and may not become evident for some period of time. Each U.S. Holder is urged to consult its own tax adviser regarding the implications of the Tax Cuts and Jobs Act of holding our common shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP, EXERCISE OR DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

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PLAN OF DISTRIBUTION

We have entered into subscription agreements directly with two investors in connection with this offering. Under the terms of the subscription agreements, we make certain representations, warranties and covenants, including representations, warranties and covenants relating to the absence of a stop order suspending the effectiveness of the registration statement of which this prospectus supplement and the accompanying base prospectus are a part, the absence of any material adverse change in our business and the receipt additional listing approval from the NYSE American and Toronto Stock Exchange. Our obligation to issue and sell the common shares to the investors are subject to the conditions set forth in the subscription agreements, which may be waived by us in our discretion. An investor’s obligation to purchase common shares is subject to conditions set forth in the investor’s subscription agreement.

We currently anticipate that the closing of the sale of the common shares will occur on or about January 16, 2019. On such closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price of the common shares being sold by us to the investors on such closing date; and

•	we will deliver common shares being sold on such closing date.

We estimate the total offering expenses of this offering that will be payable by us will be approximately $25,000, consisting of legal and printing costs, and various other fees incurred by us.

There is no minimum dollar offering amount required as a condition to closing in this offering and there can be no assurance that any or all of the common shares being offered hereby will be sold. Accordingly, we may sell substantially fewer number of common shares then the total number of common shares offered hereby, in which case our net proceeds would be substantially reduced.

Our common shares are listed on the NYSE American and on the TSX under the symbol “TRX.” The transfer agent and registrar for our common shares is Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario Canada M5J 2Y1; Ph. 416-263-9449.

The foregoing does not purport to be a complete statement of the terms and conditions of the subscription agreements. A copy of the form of subscription agreement will be included as exhibits to our Report on Form 6-K that will be filed with the SEC and incorporated by reference into the registration statement on Form F-3 (SEC File No. 333-226949) of which this prospectus supplement forms a part. See “Where You Can Find Additional Information” on page S-27.

EXPENSES

We estimate that the total expenses of this offering payable by us will be approximately $25,000.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended August 31, 2018, as amended, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus supplement, no reportable material changes have occurred since August 31, 2018.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Miller Thomson, LLP, Vancouver, British Columbia, Canada and Lewis Brisbois Bisgaard & Smith, LLP, San Francisco, California, with respect to matters of United States law.

EXPERTS

The consolidated financial statements of Tanzanian Royalty Exploration Corporation appearing in its Annual Report on Form 20-F for the fiscal year ended August 31, 2018, as filed with the SEC on November 30, 2018, as amended, have been audited by Dale Matheson Carr-Hilton LaBonte LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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Information relating to the Company’s mineral properties in this prospectus supplement and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Crundwell Metallurgy (Crundwell) and Virimai Projects (Virimai) and this information has been included in reliance on such companies’ expertise.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;
•	Our Annual Report on Form 20-F for the fiscal year ended August 31, 2018, filed with the SEC on November 30, 2018, and as amended on December 7, 2018;

•	Exhibits 99.1 and 99.2 to our Form 6-K for January 2019 filed with the SEC on January 11, 2019, containing our Condensed Consolidated Interim Financial Statements for the three months ended November 30, 2018 and 2017 and Management Discussion and Analysis.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering by this prospectus supplement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Each person, including any beneficial owner to whom this prospectus supplement is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Corporate Secretary

c/o DSA Corporate Services, Inc.,

The Canadian Venture Building,

82 Richmond Street East, Suite 200

Toronto, Ontario, M5C 1P1, Canada

Telephone number is (416) 848-6869

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We also maintain a website at www.tanzanianroyalty.com, through which you can access our SEC filings. The information on our web site is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement.

S-27

Prospectus

$15,000,000

Common Shares
Warrants
Units

Common Share Purchase Rights

From time to time, we may offer up to $15,000,000 of our common shares (and associated common share purchase rights) and warrants to purchase common shares and units consisting of common shares and warrants or any combination of these securities in one or more transactions.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We have registered $15,000,000 of our securities. Our common shares (and associated common share purchase rights) are listed on the NYSE American under the symbol TRX and on the Toronto Stock Exchange (“TSX”) under the symbol TNX. On August 17, 2018, the closing prices for a common share on the NYSE American and TSX were $0.37 and Cdn$0.46 per share, respectively. The aggregate market value of our outstanding common shares held by non-affiliates was approximately $44,149,000 based on122,592,124 common shares outstanding, of which 119,322,537 common shares were held by non-affiliates, and a per share price of $0.37 based on the closing sale price of our common shares on August 17, 2018.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “risk factors” beginning on page 5 of this prospectus and any other risk factor included in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2018.

TABLE OF CONTENTS

PAGE

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATE OF MEASURED AND INDICATED MINERAL RESOURCES	1
ABOUT THIS PROSPECTUS	2
ABOUT TANZANIAN ROYALTY EXCHANGE CORPORATION	3
WHERE YOU CAN FIND ADDITIONAL INFORMATION	3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	4
RISK FACTORS	5
OFFER STATISTICS AND EXPECTED TIMETABLE	12
CAPITALIZATION AND INDEBTEDNESS	13
MARKET FOR OUR COMMON SHARES	13
EXCHANGE RATES	14
USE OF PROCEEDS	14
PLAN OF DISTRIBUTION	14
DESCRIPTION OF SECURITIES WE MAY OFFER	16
DESCRIPTION OF CAPITAL SHARES	17
DESCRIPTION OF WARRANTS	19
DESCRIPTION OF UNITS	21
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	22
MATERIAL CHANGES	28
LISTING	28
TRANSFER AGENT AND REGISTRAR	28
LEGAL MATTERS	28
EXPERTS	28
ENFORCEABILITY OF CIVIL LIABILITIES	29

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These statements relate to future events concerning our business and to our potential revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “could”, “would”, “should”, “expect”, “plan”, “anticipate”, “intend”, “believe”, “estimate”, “forecast”, “predict”, “propose”, “potential”, or “continue” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our potential revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended August 31, 2017, as amended, as well as in our other reports filed from time to time with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING
ESTIMATE OF MEASURED AND INDICATED MINERAL RESOURCES

In Canada, an issuer is required to provide technical information with respect to mineralization, including reserves and resources, if any, on its mineral exploration properties in accordance with Canadian requirements, which differ significantly from the requirements of the SEC applicable to registration statements and reports filed by United States companies pursuant to the Securities Act or the Exchange Act. As such, information contained in this registration statement concerning descriptions of mineralization under Canadian standards may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements of the SEC. In particular, this registration statement and the annual report on Form 20-F incorporated herein, as amended, includes the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource”. Investors are advised that these terms are defined in and required to be disclosed under Canadian rules by National Instrument 43-101 (“NI 43-101”). U.S. Investors are cautioned not to assume that any part of the mineral deposits in these categories will ever be converted into reserves. However, these terms are not defined terms under SEC Industry Guide 7 and are not permitted to be used in reports and registration statements filed with the SEC by U.S. domestic issuers. In addition, NI 43-101 permits disclosure of “contained ounces” of mineralization. In contrast, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. Under SEC Industry Guide 7, as interpreted by the staff of the SEC, mineralization may not be classified as a “reserve” for United States reporting purposes, unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC standards.

U.S. investors are cautioned not to assume that any part or all of the mineral deposits identified as an “indicated mineral resource”, “measured mineral resource” or “inferred mineral resource” will ever be converted to reserves as defined in NI 43-101 or SEC Industry Guide 7. Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, or economic studies. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

1

For clarification, we do not own nor control properties that contain “Proven (Measured) Reserves” or “Probable (Indicated) Reserves” as defined by SEC securities regulations.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer our common shares, various series of warrants to purchase common shares, or common shares or warrants either individually or in units, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $15,000,000.00.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplement, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including, without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information”, before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES, UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

2

In this prospectus, “we,” “us,” “our,” the “Company,” and “Tanzanian” refer to Tanzanian Royalty Exploration Corporation and its subsidiaries, unless the context otherwise requires. In addition, references to dollar amounts in this prospectus shall mean United States dollars, unless otherwise indicated.

ABOUT TANZANIAN ROYALTY EXCHANGE CORPORATION

The Company was originally incorporated under the name “424547 Alberta Ltd.” in the Province of Alberta on July 5, 1990, under the Business Corporations Act (Alberta). The name was changed to “Tan Range Exploration Corporation” on August 13, 1991. The name of the Company was again changed to “Tanzanian Royalty Exploration Corporation” on February 28, 2006. The Company is also registered in the Province of British Columbia as an extra-provincial company under the Business Corporations Act (British Columbia) and in the Province of Ontario as an extra-provincial company under the Business Corporations Act (Ontario).

The principal executive office of the Company is located at 44th Floor, Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3Y4, Canada, and its telephone number is (604) 696-4236. We maintain a website at http://www.tanzanianroyalty.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

Business Overview

The Company is a mineral resource company with exploration stage properties, which engages in the acquisition of interests in and the exploration of natural resource properties in the future and the possible development of those properties where warranted. The Company commits its own resources to the initial evaluation of mineral properties and in select situations, if and when warranted, the Company enters into joint venture agreements with other corporations to further the exploration of such properties, in exchange for annual rental/option payments and post-production royalty payments or with a view to direct development of a mine for the purpose of earning income from the sale of gold and other mined materials. At present, the Company’s natural resource activities do not generate any income from production.

The Company’s main area of interest has been in the exploration and development of the Buckreef Project located in Tanzania. The Company has entered in to a joint venture with the State Mining Corporation (“Stamico”), a wholly-owned Government enterprise under the Ministry of Energy and Minerals of the United Republic of Tanzania, of which the Company has a 55% interest and the Stamico has a 45% interest.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file certain reports and other information with the SEC. Such reports and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.tanzanianroyalty.com. You may access our Annual Report on Form 20-F filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as certain filings made with the SEC under Sections 13(a), 13(c), or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;
•	Our Registration Statement of Common Share Purchase Right pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;
•	Our Annual Report on Form 20-F for the fiscal year ended August 31, 2017, filed with the SEC on November 29, 2017, as amended on December 5, 2017, March 16, 2018, and August 17, 2018;
•	Exhibits 99.1 and 99.2 to our Form 6-K for January 2018 filed with the SEC on January 12, 2018, containing our Condensed Consolidated Interim Financial Statements for the three months ended November 30, 2017 and 2016 and Management Discussion and Analysis;
•	Exhibit 99.1 to our Form 6-K for January 2018 filed with the SEC on January 31, 2018 containing our Information Circular;
•	Exhibits 99.1 and 99.2 to our Form 6-K for April 2018 filed with the SEC on April 13, 2018, containing our Condensed Consolidated Interim Financial Statements for the three and six months ended February 28, 2018 and 2017 and Management Discussion and Analysis;
•	Exhibits 99.1 and 99.2 to our Form 6-K for July 2018 filed with the SEC on July 13, 2018, containing our Condensed Consolidated Interim Financial Statements for the three and nine months ended May 31, 2018 and 2017 and Management Discussion and Analysis; and
•	Exhibit 99.1 to our Form 6-K for July, 2018 filed with the SEC on July 30, 2018, containing the Amended National Instrument 43-101 Independent Technical Report Mineral Reserves Estimate and Pre-Feasibility Study on the Buckreef Gold Mine Project, Tanzania, East Africa.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), and 15(d) of the Exchange Act and incorporated herein after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Corporate Secretary, at 44th Floor, Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3Y4, Canada.

4

RISK FACTORS

Investment in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed below and those contained in “Part I. Item 3. Key Information- D. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended August 31, 2017, as amended, as filed with the Securities and Exchange Commission (“SEC”) which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to the Company

We intend to begin production at the Buckreef Project without preparing a pre-feasibility study or bankable feasibility study which may subject us to more risks.

We intend to begin production at the Buckreef Project without preparing a pre-feasibility study or bankable feasibility study which is a more common practice within the mining industry and therefore may subject us to more business risks. Our decision to intend to begin production at the Buckreef Project was based on limited prior historical information, drilling programs, modeling, and positive metallurgical testing. Therefore, our decision to intend to begin production at the Buckreef Project was based on limited information which may or may not be representative of information regarding the mine had we otherwise prepared a more comprehensive study. In addition, basing our decision to intend to begin production on limited information may make us susceptible to risks, including, but not limited to:

certain difficulties in obtaining expected metallurgical recoveries when scaling up to production scale;

the preliminary nature of mine plans and processing concepts and applying them to full scale production;

determining operating/capital costs estimates and possible variance associated with constructing, commissioning and operating the Buckreef facilities based on limited information;

that metallurgical testing is in development and may not be representative of results of the Buckreef Project; and

that we may underestimate capital and operating costs without a comprehensive bankable feasibility study.

The Company has incurred net losses since its inception and expects losses to continue.

The Company has not been profitable since its inception. For the fiscal year ended August 31, 2017, the Company had a comprehensive loss of Cdn $8,610,464, and an accumulated deficit of Cdn $96,566,577 at August 31, 2017. The Company has never generated revenues and does not expect to generate revenues until one or more of its properties are placed in production. There is a risk that none of the Company’s properties will be placed into production.

The Company needs additional capital.

As at May 31, 2018, the Company had cash of approximately Cdn $430,000 and working capital deficiency of approximately Cdn $9,922,300. The Company will continue to incur exploration and development costs to fund its plan of operations and will need to raise capital to build a mining plant at the Buckreef Mine. Ultimately, the Company’s ability to continue its exploration activities depends in part on the Company’s ability to commence operations and generate revenues or to obtain financing through joint ventures, debt financing, equity financing, production sharing agreements or some combination of these or other means. Further the raising of additional capital by the Company may dilute existing shareholders.

5

Substantial doubt about the Company’s ability to continue as a going concern.

Based on the Company’s current funding sources and taking into account the working capital position and capital requirements at August 31, 2017, these factors indicate the existence of a material uncertainty that raises substantial doubt about the Company’s ability to continue as a going concern and is dependent on the Company raising additional debt or equity financing. The Company must obtain additional funding in 2018 in order to continue development and construction of the Buckreef Project. Furthermore, the Company is currently negotiating project financing terms with a number of lending institutions, which the Company believes will result in the Company obtaining the project financing required to fund the construction of a mill at the Buckreef Project. However there is no assurance that such additional funding and/or project financing will be obtained or obtained on commercially favourable terms.

The Company has no cash flow from operations and has historically depended on the proceeds from equity financings for its operations.

The Company’s current operations do not generate any cash flow. Any work on the Company’s properties will require additional equity financing. If the Company seeks funding from existing or new joint venture partners, its project interests will be diluted. If the Company seeks additional equity financing, the issuance of additional shares will dilute the current interests of the Company’s current shareholders. The Company may not be able to obtain additional funding to allow the Company to fulfill its obligations on existing exploration properties. The Company’s failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development and the possible partial or total loss of the Company’s potential interest in certain properties or dilution of the Company’s interest in certain properties.

We are subject to ligation which would cause a dilutive effect to our shareholders and require us to incur legal expenses.

On January 19, 2018, Crede CG III, LTD (“Crede”) filed suit against us in the Supreme Court of the State of New York, County of New York, claiming, among other things, breach of contract for failure to allow Crede to exercise 1,300,000 Series A Warrants acquire 3,100,751 common shares. The Series A Warrants were issued, along with Series B Warrants (the Series A Warrants and Series B Warrants, collectively “Warrants), in connection with a Securities Purchase Agreement entered into on September 1, 2016. In response to the complaint, our attorneys initiated correspondence with Crede’s attorneys regarding Crede’s January 19, 2018 complaint. On February 27, 2018, Crede dismissed its complaint against us without prejudice. On March 12, 2018, Crede filed suit against us in the Supreme Court of the State of New York, County of New York, claiming breach of contract (including specific performance and preliminary and permanent injunction); declaratory judgment that the Securities and Purchase Agreement and Warrants are binding obligations; and potential damages and attorney fees for failure to allow Crede to exercise 500,000 Series B Warrants to acquire 1,332,222 common shares. On July 17, 2018, we filed our first amended complaint in the United States District Court Southern District of New York (Case No. 18–Civ-4201) against Crede and others alleging, among other things, violation of Section 10 and Rule 10b-5 promulgated thereunder of the Exchange Act, violation of Section 13(d) and Rule 13d-1 promulgated thereunder of the Exchange Act, and breach of contract, and seeking declaratory relief based on violation of Exchange Act Section 29(b). The litigation is in its initial stage and no discovery has yet been conducted. In the event that we are force to allow Crede to exercise the Warrants and/or are subject to damages, the issuance of the common shares will have a dilutive effect to our shareholders and require us to pay damages and incurred legal expense that may adversely affect our financial condition.

The Company’s exploration activities are highly speculative and involve substantial risks.

All of the Company’s properties are in the exploration stage and no proven mineral reserves have been established. The Company’s exploration work may not result in the discovery of mineable deposits of ore in a commercially economical manner. There may be limited availability of water, which is essential to milling operations, and interruptions may be caused by adverse weather conditions. The Company’s future operations, if any, are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls.

6

The Company has uninsurable risks.

The Company may be subject to unforeseen hazards such as unusual or unexpected formations and other conditions. The Company may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company’s financial position.

The Company depends on key management personnel.

The success of the operations and activities of the Company is dependent to a significant extent on the efforts and abilities of its management, including James E. Sinclair, Executive Chairman. Investors must be willing to rely to a significant extent on their discretion and judgment. The Company does not have an employment contract with the Executive Chairman. The Company does not maintain key-man life insurance on the Executive Chairman.

The Company may be characterized as a passive foreign investment company.

We may be characterized as a passive foreign investment company (“PFIC”). If we are determined to be a PFIC, our U.S. shareholders may suffer adverse tax consequences. Under the PFIC rules, for any taxable year that our passive income or our assets that produce passive income exceed specified levels, we will be characterized as a PFIC for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences for our U.S. shareholders, which may include having certain distributions on our common shares and gains realized on the sale of our common shares treated as ordinary income, rather than as capital gains income, and having potentially punitive interest charges apply to the proceeds of sales of our common shares and certain distributions.

Certain elections may be made to reduce or eliminate the adverse impact of the PFIC rules for holders of our common shares, but these elections may be detrimental to the shareholder under certain circumstances. The PFIC rules are extremely complex and U.S. investors are urged to consult independent tax advisers regarding the potential consequences to them of our classification as a PFIC. See “Certain United States Federal Income Tax Considerations.”

Foreign corrupt practices legislation.

The Company is subject to the Foreign Corrupt Practices Act (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by persons and issuers as defined by the statutes, for the purpose of obtaining or retaining business. It is our policy to implement safeguards to discourage these practices by our employees; however, our existing safeguards and any future improvements may prove to be less than effective and our employees, consultants, sales agents or distributors may engage in conduct for which the Company might be held responsible.

Risks Relating to the Mining Industry

The Company cannot accurately predict whether commercial quantities of ores will be established.

Whether an ore body will be commercially viable depends on a number of factors beyond the control of the Company, including the particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as mineral prices and government regulations, including regulations relating to permitting, prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The Company cannot accurately predict the exact effect of these factors, but the combination of these factors may result in a mineral deposit being unprofitable. The Company has no mineral producing properties at this time. Although the mineral resource estimates included herein have been prepared by the Company, or, in some instances have been prepared, reviewed or verified by independent mining experts, these amounts are estimates only and there is a risk that a particular level of recovery of gold or other minerals from mineral resource will not in fact be realized or that an identified mineralized deposit, if any, will never qualify as a commercially mineable or viable reserve.

7

The exploration for and development of mineral deposits involves significant risks.

Mineral resource exploration is a speculative business and involves a high degree of risk. The Company has completed a diamond drilling program on the Buckreef Project and has been reviewing the results of the drilling program in the context of analyzing the economic significance of the deeper resources at the Buckreef Project using current gold prices. However, the exploration for and development of mineral deposits involves significant risks, which even a combination of careful evaluation, experience and knowledge may not eliminate. Although the discovery of a resource may result in substantial rewards, few explored properties are ultimately developed into producing mines. Significant expenditures may be required to locate and establish reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site.

The Company may not be able to establish the presence of minerals on a commercially viable basis.

The Company’s ability to generate revenues and profits, if any, is expected to occur through exploration and development of its existing properties as well as through acquisitions of interests in new properties. The Company will need to incur substantial expenditures in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing ore reserves through drilling and other techniques, developing metallurgical processes to extract metals from ore, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors beyond the Company’s control, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to a user of the minerals, and the market price of the minerals at the time of sale. The Company’s existing or future exploration programs or acquisitions may not result in the identification of deposits that can be mined profitably.

The Company depends on consultants and engineers for its exploration programs.

The Company has relied on and may continue to rely upon consultants for exploration development, construction and operating expertise. Substantial expenditures are required to construct mines, to establish ore reserves through drilling, to carry out environmental and social impact assessments, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the exploration infrastructure at any site chosen for exploration. The Company may not be able to discover minerals in sufficient quantities to justify commercial operation, and the Company may not be able to obtain funds required for exploration on a timely basis.

The Company may not have clear title to its properties.

Acquisition of title to mineral properties is a very detailed and time-consuming process, and the Company’s title to its properties may be affected by prior unregistered agreements or transfers, or undetected defects. Several of the Company’s prospecting licenses are currently subject to renewal by the Ministry of Energy and Minerals of Tanzania. There is a risk that the Company may not have clear title to all its mineral property interests, or they may be subject to challenge or impugned in the future.

The Company’s properties have been and may continue to be subject to illegal mining.

During 2015, illegal miners, consisting primarily of artisanal miners, invaded and forced occupation at the Buckreef property. As a result, these illegal miners disrupted our activities. As a result of these illegal miners’ activities, we provided a notice of force majeure under our agreement with Stamico and did not allow Tanzam, our joint venture operator, to continue mining activities at our property until this issue was resolved. Although we worked out an agreement with Deputy Minister of Energy and Minerals to provide an area for artisanal mining, no assurance can be given that more illegal mining activities will occur at our properties or disrupt our operations.

Mining exploration, development and operating activities are inherently hazardous.

If the Company experiences mining accidents or other adverse conditions, the Company’s mining operations could be materially adversely affected. The Company’s exploration activities may be interrupted by any or all of the following mining accidents such as cave-ins, rock falls, rock bursts, pit wall failures, fires or flooding. In addition, exploration activities may be reduced if unfavorable weather conditions, ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable than expected to mining or treatment, dilution increases or electrical power is interrupted. Occurrences of this nature and other accidents, adverse conditions or operational problems in future years may result in the Company’s failure to achieve current or future exploration and production estimates.

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Development of the Company’s projects is based on estimates and the Company cannot guarantee that its projects, if any, will be placed into production.

Any potential production and revenues based on production from any of the Company’s properties are estimates only. Estimates are based on, among other things, mining experience, resource estimates, assumptions regarding ground conditions and physical characteristics of ores (such as hardness and presence or absence of certain metallurgical characteristics) and estimated rates and costs of mining and processing. The Company’s actual production from the Buckreef Project, if it ever achieves production, may be lower than its production estimates. Each of these factors also applies to future development properties not yet in production at the Company’s other projects. In the case of mines the Company may develop in the future, it does not have the benefit of actual experience in its estimates, and there is a greater likelihood that the actual results will vary from the estimates. In addition, development and expansion projects are subject to unexpected construction and start-up problems and delays.

The Company’s exploration activities are subject to various federal, state and local laws and regulations.

Laws and regulation govern the development, mining, production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. The Company requires licenses and permits to conduct exploration and mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a substantial adverse impact on the Company. Applicable laws and regulations will require the Company to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, the Company may be required to close an operation once it is started until a particular problem is remedied or to undertake other remedial actions.

The Company’s mineral interests in Tanzania are held under prospecting licenses granted pursuant to the Mining Act, 2010 (Tanzania) for a period of up to four years, and are renewable two times for a period of up to two years each. There are initial preparation fees and annual rental fees for prospecting licenses based on the total area of the license. Renewals of prospecting licenses can take many months and possibly even years to process by the regulatory authority in Tanzania and there is no guarantee that they will be granted. With each renewal at least 50% of the licensed area, if greater than 20 square kilometers, must be relinquished and if the Company wishes to keep the relinquished one-half portion, it must file a new application for the relinquished portion. There is no guarantee on the timing for processing the new application and whether it will be successful.

Risks Relating to the Market

The Company’s competition is intense in all phases of the Company’s business.

The mining industry in which the Company is engaged is in general, highly competitive. Competitors include well-capitalized mining companies, independent mining companies and other companies having financial and other resources far greater than those of the Company. The Company competes with other mining companies in connection with the acquisition of gold and other precious metal properties. In general, properties with a higher grade of recoverable mineral and/or which are more readily mineable afford the owners a competitive advantage in that the cost of production of the final mineral product is lower. Thus, a degree of competition exists between those engaged in the mining industries to acquire the most valuable properties. As a result, the Company may eventually be unable to acquire attractive gold mining properties.

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The Company is subject to the volatility of metal and mineral prices.

The economics of developing metal and mineral properties are affected by many factors beyond the Company’s control, including, without limitation, the cost of operations, variations in the grade ore or resource mined, and the price of such resources. The market prices of the metals for which the Company is exploring are highly speculative and volatile. Depending on the price of gold or other resources, the Company may determine that it is impractical to commence or continue commercial production. Gold prices fluctuate widely and are affected by numerous factors beyond the Company’s control, including central bank purchases and sales, producer hedging and de-hedging activities, expectations of inflation, the relative exchange rate of the U.S. dollar with other major currencies, interest rates, global and regional demand, political and economic conditions, production costs in major gold-producing regions, speculative positions taken by investors or traders in gold and changes in supply, including worldwide production levels. The price of gold and other metals and minerals may not remain stable, and such prices may not be at levels that will make it feasible to continue the Company’s exploration activities, or commence or continue commercial production. The aggregate effect of these factors is impossible to predict with accuracy.

The Company’s business activities are conducted in Tanzania.

The Company’s principal exploration and development properties are currently located in the United Republic of Tanzania, Africa. Although the Company believes that the Tanzania government is a stable, multi-party democracy, there is no guarantee that this will continue. Tanzania is surrounded by unstable countries enduring political and civil unrest, and in some cases, civil war. There is no guarantee that the surrounding unrest will not affect the Tanzanian government and people, and therefore, the Company’s mineral exploration activities. Any such effect is beyond the control of the Company and may materially adversely affect its business.

Further, the operator of the Buckreef project is Tanzam, a joint venture that is 55% owned by one of our subsidiaries and 45% is owned by the Stamico, a governmental agency of the Tanzania. Therefore, the government of Tanzania will have a substantial input at our operations at the Buckreef project.

Additionally, the Company may be affected in varying degrees by political stability and government regulations relating to the mining industry and foreign investment in Tanzania. The government of Tanzania may institute regulatory policies that adversely affect the exploration and development (if any) of the Company’s properties. Any changes in regulations or shifts in political conditions in this country are beyond the control of the Company and may materially adversely affect its business. Investors should assess the political and regulatory risks related to the Company’s foreign country investments. The Company’s operations in Tanzania are also subject to various levels of economic, social and other risks and uncertainties that are different from those encountered in North America. The Company’s operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, restrictions on foreign exchange and repatriation, income taxes, expropriation of property, environmental legislation and mine safety. Other risks and uncertainties include extreme fluctuations in currency exchange rates, high rates of inflation, labor unrest, risks of war or civil unrest, government and civil unrest, regional expropriation and nationalization, renegotiation or nullification of existing concessions, licenses, permits and contracts, illegal mining, corruption, hostage taking, civil war and changing political conditions and currency controls. Infectious diseases (including Ebola virus, malaria, HIV/AIDS and tuberculosis) are also major health care issues where the Company operates.

Mineral exploration in Tanzania is affected by local climatic and economic conditions.

The Company’s properties in Tanzania have year round access, although seasonal winter rains from December to March may result in flooding in low lying areas, which are dominated by mbuga, a black organic rich laustrine flood soil. Further, most lowland areas are under active cultivation for corn, rice, beans and mixed crops by subsistence farmers. As a result, the area has been deforested by local agricultural practices for many years. The seasonal rains and deforested areas can create a muddy bog in some areas, which can make access more difficult, and could impede or even prevent the transport of heavy equipment to the Company’s mineral properties at certain times of the year between December and March.

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The Company’s operations are subject to issues relating to security and human rights.

Civil disturbances and criminal activities such as trespass, illegal mining, theft and vandalism may cause disruptions at the Company’s operations in Tanzania which may result in the suspension of operations. There is no guarantee that such incidents will not occur in the future. Such incidents may halt or delay exploration, increase operating costs, result in harm to employees or trespassers, decrease operational efficiency, increase community tensions or result in criminal and/or civil liability for the Company or its employees and/or financial damages or penalties. The manner in which the Company’s personnel respond to civil disturbances and criminal activities can give rise to additional risks where those responses are not conducted in a manner that is consistent with international standards relating to the use of force and respect for human rights. The failure to conduct security operations in accordance with these standards can result in harm to employees or community members, increase community tensions, reputational harm to the Company and its partners or result in criminal and/or civil liability for the Company or its employees and/or financial damages or penalties. It is not possible to determine with certainty the future costs that the Company may incur in dealing with the issues described above at its operations.

Risks relating to the Securities of the Company

We will have broad discretion over the use of the net proceeds to us from this offering and may apply them to uses that do not improve our operating results or the value of your securities.

We will have broad discretion to use the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common share to decline or delay the development of our properties.

As a foreign private issuer, the Company is subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to U.S. shareholders.

The Company is a foreign private issuer under applicable U.S. federal securities laws. As a result, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC, although the Company is required to file with or furnish to the SEC the continuous disclosure documents that the Company is required to file in Canada under Canadian securities laws. In addition, the Company’s officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit rules of Section 16 of the Exchange Act. Therefore, shareholders may not know on as timely a basis when the Company’s officers, directors and principal shareholders purchase or sell common shares, as the reporting dates under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, the Company is exempt from the proxy rules under the Exchange Act.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

In order to maintain the Company’s current status as a foreign private issuer, a majority of its common shares must be either directly or indirectly owned by non-residents of the United States, unless the Company also satisfies one of the additional requirements necessary to preserve this status. The Company may in the future lose its foreign private issuer status if a majority of its common shares is held in the United States and it fails to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use the multijurisdictional disclosure system (“MJDS”). If the Company is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, the Company may lose the ability to rely upon certain exemptions from NYSE American corporate governance requirements that are available to foreign private issuers.

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U.S. investors may not be able to obtain enforcement of civil liabilities against the Company.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that the Company is governed by the Business Corporations Act (Alberta), that the some of the Company’s officers and directors are residents of Canada or otherwise reside outside the United States, and that all, or a substantial portion of their assets and a substantial portion of the Company’s assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of the Company’s directors and officers or enforce judgments obtained in the United States courts against the Company, certain of its directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

Common share prices will likely be highly volatile, and your investment could decline in value or be lost entirely.

The market price of the common shares is likely to be highly volatile and may fluctuate significantly in response to various factors and events, many of which the Company cannot control. The stock market in general, and the market for mining company stocks in particular, has historically experienced significant price and volume fluctuations. Volatility in the market price for a particular issuer’s securities has often been unrelated or disproportionate to the operating performance of that issuer. Market and industry factors may depress the market price of the Company’s securities, regardless of operating performance. Volatility in the Company’s securities price also increases the risk of securities class action litigation.

Our common shares must meet the requirements of the NYSE American.

The NYSE American rules provides that the NYSE American may, in its discretion, at any time, suspend dealings in or remove any security from listing or unlisted trading privileges, if, among other things, where the financial condition and/or operating results of the issuer appear to be unsatisfactory or it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make further dealings on the NYSE American inadvisable. Although the Company has received no indication or notification that its common shares may be delisted, in light of the current per common share price and the Company’s financial losses, there is no assurance that the Company’s common shares will continue to be listed on the NYSE American.

Offers or availability for sale of a substantial number of common shares may cause the price of our common shares to decline.

In the future, in connection with current and future financings, we could have sales of a significant number of our common shares in the public market which could harm the market price of our common shares and make it more difficult for us to raise funds through future offerings of common shares. The Company’s shareholders may sell substantial amounts of its common shares in the public market. The availability of these common shares for resale in the public market has the potential to cause the supply of its common shares to exceed investor demand, thereby decreasing the price of the common shares.

In addition, the fact that the Company’s shareholders can sell substantial amounts of its common shares in the public market, whether or not sales have occurred or are occurring, could make it more difficult for the Company to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that it deems reasonable or appropriate.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities that shall have a maximum aggregate offering price of $15,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of May 31, 2018. This table should be read in conjunction with our audited consolidated financial statements as at and for the years ended August 31, 2017 and 2016, and our unaudited interim consolidated financial statements as at and for the nine months ended May 31, 2018 which are incorporated by reference in this prospectus.

As at May 31, 2018	$Cdn

Long Term Liabilities	$0

Shareholders’ Equity
Authorized Capital
Share capital	125,628,554
Share based payment Reserve	9,072,314
Warrants Reserve	1,248,037
Accumulated Other Comprehensive Income	(1,162,157)
Accumulated Deficit	(101,353,507)
Non-controlling interests	666,569
Total shareholder’s equity	34,099,810
Total Capitalization and Indebtedness	$34,099,810

MARKET FOR OUR COMMON SHARES

Our common shares are qualified for listing on the NYSE American under the symbol TRX and on the Toronto Stock Exchange (“TSX”) under the symbol TNX. The following sets forth the high and low prices expressed in U.S. Dollars on the NYSE American and in Canadian Dollars on the TSX for the past full nine months and through May 31, 2018, for each quarter for the past two fiscal years and for the past five years.

	NYSE American		TSX
	(United States Dollars)		(Canadian Dollars)
	High	Low	High	Low
Last Six Months
July 2018	0.50	0.39	0.65	0.51
June 2018	0.56	0.38	0.70	0.52
May 2018	0.68	0.54	0.89	0.72
April 2018	0.68	0.37	0.87	0.48
March 2018	0.41	0.30	0.52	0.39
February 2018	0.41	0.33	0.50	0.41

For the Fiscal Quarter Ended
May 31, 2018	0.68	0.30	0.89	0.48
February 28, 2018	0.52	0.25	0.63	0.31
November 30, 2017	0.45	0.25	0.56	0.32
August 31, 2017	0.56	0.38	0.70	0.47
May 31, 2017	0.59	0.40	0.79	0.52
February 28, 2017	0.63	0.40	0.84	0.54
November 30, 2016	1.13	0.46	1.44	0.62
August 31, 2016	1.49	0.39	1.95	0.51
May 31, 2016	0.57	0.21	0.72	0.27
February 29, 2016	0.34	0.17	0.45	0.26

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For Fiscal Year Ended
August 31, 2017	0.43	0.41	0.55	0.53
August 31, 2016	0.82	0.74	1.05	0.98
August 31, 2015	0.34	0.32	0.43	0.41
August 31, 2014	2.42	2.25	2.67	2.44
August 31, 2013	3.55	3.30	3.75	3.31

EXCHANGE RATES

Our financial statements incorporated by reference herein are set forth in Canadian dollars. The following table sets forth the high and low exchange rate for the past six months based on the noon buying rate in New York City for cable transfers in Canadian Dollars as certified for customs purposes by the Federal Reserve Bank of New York (amount of Canadian dollars = US $1.00). As of July 31, 2018, the exchange rate was CDN $1.3017 for each US $1.00.

Month	Exchange Rate Cdn
	High	Low
July 2018	1.3291	1.3013
June 2018	1.3319	1.2907
May 2018	1.3027	1.2761
April 2018	1.2871	1.2636
March 2018	1.3096	1.2822
February 2018	1.2806	1.2280

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for expenditures, including capital expenditures, at the Buckreef Project, for working capital and for other general corporate purposes,

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	through agents;
•	to or through underwriters;
•	through broker-dealers (acting as agent or principal);
•	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;
•	through a combination of any such methods of sale; or
•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the NYSE American or Toronto Stock Exchange or any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

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The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

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Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than ten percent (10%) of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, our common shares (and associated common share purchase rights) and warrants to purchase common shares, either individually or in units in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Capital Shares”, “Description of Warrants”, and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	voting or other rights, if any; and
•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

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DESCRIPTION OF CAPITAL SHARES

The description below of our capital shares is a summary and is qualified in its entirety by reference to our Articles of Incorporation (“Articles”). For a complete description, you should refer to our Articles a copy of which is on file with the SEC.

Our Articles authorizes the issuance of an unlimited number of common shares, without par value.

Common Shares

Each holder of common shares is entitled to one vote for each share on all matters submitted to a vote of the shareholders, except matters that relate only to one or more of the series of preferred share, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common shares are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding preferred shares.

Holders of common shares have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common share. All outstanding common shares are, and the common shares offered by us in this offering, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred share which we may designate in the future.

Shareholder Rights Plan

This summary is qualified in its entirety by reference to the full text of the Company’s Common Share Shareholder Rights Plan (“Rights Plan”), including the definitions therein, which was previously filed with the SEC on Form 6-K.

Objectives. The primary objective of the Rights Plan is to provide the Board with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made for the Company and to provide every shareholder with an equal opportunity to participate in such a bid. The Rights Plan encourages a potential acquiror to proceed either by way of a Permitted Bid (as defined in the rights agreement), which requires the take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of the Board.

Effective Date. The Rights Plan became effective as of November 25, 2011, subject to approval of the Shareholder Rights Plan Resolution.

Term. The TNX Rights, as defined below, will expire on the earliest of (a) the time at which the TNX Rights are redeemed, (b) the date of the designated annual meeting (every third year after the initial approval at a special meeting of the shareholders on March 1, 2012) if the Rights Plan is not reconfirmed or presented for reconfirmation at such meeting, or (c) if the Rights Plan is reconfirmed at the third and sixth annual meetings, upon conclusion of the Company’s 2020 annual shareholder meeting.

Issue of Rights. Effective at the close of business on December 12, 2011, one right (a “TNX Right”) has been issued and attached to each Common Share issued and outstanding at the close of business on December 12, 2011 (the “Record Time”) and one TNX Right shall be issued in respect of each Common Share issued after the Record Time and prior to the earlier of the Expiration Time (as defined in the Rights Plan) and date of termination of the Rights Plan.

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TNX Rights Exercise Privilege. The TNX Rights will separate from the common shares and will be exercisable ten trading days (the “Separation Time”) after a person has acquired, or commences a take-over bid to acquire, 20% or more of the shares, other than by an acquisition pursuant to a take-over bid permitted by the Rights Plan (a “Permitted Bid”). Prior to a flip-in event (as described below), each TNX Right entitles the registered holder thereof to purchase from the Company one Common Share at the exercise price equal to five times the market price of a Common Share, subject to adjustments and anti-dilution provisions. The beneficial acquisition by any person (an “Acquiring Person”) of 20% or more of the common shares, other than by way of a Permitted Bid, is referred to as a “Flip-in Event”. Any TNX Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Ten trading days after the occurrence of the Flip-in Event, each TNX Right (other than those held by the Acquiring Person), will permit registered holders to purchase, upon payment of the Exercise Price, a number of common shares having an aggregate market value equal to twice the Exercise Price. The issue of the TNX Rights is not initially dilutive. Upon a Flip-in Event occurring and the TNX Rights separating from the common shares, holders of TNX Rights not exercising their TNX Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

Lock-up Agreement. A bidder may enter into Permitted Lock-up Agreements with the Company’s shareholders (“Locked-up Persons”) whereby such shareholders agree to tender their common shares to the take-over bid (the “Subject Bid”) without a Flip-in Event (as referred to above) occurring. Any such agreement must include a provision that permits the Locked-up Person to withdraw the common shares to tender to another take-over bid or to support another transaction that will provide greater consideration to the shareholder than the Subject Bid. The Permitted Lock-up Agreement may require that the consideration under the other transaction exceed the consideration under the Subject Bid by a specified amount. The specified amount may not be greater than 4%. For greater certainty, a Permitted Lock-up Agreement may contain a right of first refusal or require a period of delay to give a bidder an opportunity to match a higher price in another transaction as long as the shareholder can accept another bid or tender to another transaction. The Rights Plan requires that any Permitted Lock-up Agreement be made available to the Company and the public. Under a Permitted Lock-up Agreement, no “break up” fees, “top up” fees, penalties, expense reimbursements or other amounts that exceed in aggregate the greater of (i) 2 ½% of the value payable under the Subject Bid, and (ii) 25% of the amount by which the value received by a Locked-up Person under another take-over bid or transaction exceeds what such Locked-up Person would have received under the Subject Bid, may be payable by such Locked-up Person if the Locked-up Person fails to deposit or tender common shares to the Subject Bid or withdraws common shares previously tendered thereto in order to deposit such common shares to another take-over bid or support another transaction.

Certificates and Transferability. Prior to the Separation Time, the TNX Rights are evidenced by a legend imprinted on certificates for the common shares issued from and after the Effective Date and are not to be transferable separately from the common shares. From and after the Separation Time, the TNX Rights will be evidenced by TNX Rights certificates which will be transferable and traded separately from the common shares.

Permitted Bid Requirements. The requirements for a Permitted Bid include the following:

the take-over bid must be made by way of a take-over bid circular;

the take-over bid must be made to all shareholders;

the take-over bid must be outstanding for a minimum period of 60 days, and common shares tendered pursuant to the take-over bid may not be taken up prior to the expiry of the 60 day period, and only if at such time more than 50% of the common shares held by shareholders, other than the bidder, its affiliates and persons acting jointly or in concert and certain other persons (collectively, the “Independent Shareholders”), have been tendered to the take-over bid and not withdrawn;

if more than 50% of the common shares held by Independent Shareholders are tendered to the take-over bid within the 60 day period, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of common shares for an additional 10 business days from the date of such public announcement;

the Rights Plan allows for a competing Permitted Bid (a “Competing Permitted Bid”) to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid, except that it may expire on the same date as the Permitted Bid, subject to the requirement that it be outstanding for a minimum period of 35 days.

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Waiver. The Board of Directors, acting in good faith, may, prior to the occurrence of a Flip-in Event, waive the application of the Rights Plan to a particular Flip-in Event (an “Exempt Acquisition”) where the take-over bid is made by a take-over bid circular to all holders of common shares. Where the Board exercises the waiver power for one take-over bid, the waiver will also apply to any other take-over bid for the Corporation made by a take-over bid circular to all holders of common shares prior to the expiry of any other bid for which the Rights Plan has been waived. The Board of Directors may also waive the application of the Rights Plan if the Acquiring Person reduces its Beneficial Ownership to less than 20% of all outstanding common shares.

Redemption. The Board of Directors, with the approval of a majority of the votes of the holders of common shares (or the holders of TNX Rights if the Separation Time has occurred) recorded (including any votes cast by proxy) at a meeting duly called for that purpose, may redeem the TNX Rights at $0.00001 per TNX Right. TNX Rights shall also be redeemed by the Board without such approval following completion of a Permitted Bid, Competing Permitted Bid or Exempt Acquisition.

Amendment. The Board of Directors may amend the Rights Plan with the approval of a majority vote of the votes cast by shareholders (or the holders of TNX Rights if the Separation Time has occurred) voting in person or by proxy at a meeting duly called for that purpose. The directors without such approval may correct clerical or typographical errors and, subject to approval as noted above at the next meeting of the shareholders (or holders of TNX Rights, as the case may be), may make amendments to the Rights Plan to maintain its validity due to changes in applicable legislation.

Exemptions for Institutional Investors. Generally, investment managers (for client accounts), trust companies (acting in their capacities as trustees and administrators), statutory bodies whose business includes the management of funds and administrators or trustees of registered pension plans or funds (as well as the pension plans or funds) acquiring greater than 20% of the common shares are exempted from triggering a Flip-in Event, provided that they are not making, or are not part of a group making, a take-over bid. The Rights Plan also includes in this exemption the managers or trustees of certain mutual funds as well as the mutual fund itself.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

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Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

•	the title of the warrants;
•	the total number of warrants;
•	the price or prices at which the warrants will be issued;
•	the price or prices at which the warrants may be exercised;
•	the currency or currencies that investors may use to pay for the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	whether the warrants will be issued in registered form or bearer form;
•	information with respect to book-entry procedures, if any;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;
•	if applicable, a discussion of certain United States federal income tax considerations;
•	if applicable, the terms of redemption of the warrants;
•	the identity of the warrant agent, if any;
•	the procedures and conditions relating to the exercise of the warrants; and
•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common share will not have any rights of holders of common share and will not be entitled to dividend payments, if any, or voting rights of the common share.

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Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common share and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Shares” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition of common shares pursuant to the Offering and the ownership and disposition of the common shares. This summary applies only to U.S. Holders who hold common shares as capital assets (generally, property held for investment) and who acquire common shares at their original issuance pursuant to the Offering, and does not apply to any subsequent U.S. Holder of a common share.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the ownership and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership, exercise or disposition of common shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership, exercise or disposition of common shares.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, exercise or disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders. For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the U.S.;
•	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	A trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders. For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of common shares that is not a partnership (or other “pass-through” entity) for U.S. federal income tax purposes and is not a U.S. Holder. This summary does not address the U.S. federal income tax considerations applicable to non-U.S. Holders arising from the acquisition, ownership, exercise or disposition of common shares.

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Accordingly, a non-U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the purchase of the common shares pursuant to the Offering and the acquisition, ownership, exercise or disposition of common shares.

Transactions Not Addressed. This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of the securities (whether or not any such transactions are undertaken in connection with the purchase of the securities), other than the U.S. federal income tax considerations to U.S. Holders of the acquisition of common shares and the ownership and disposition of such common shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership, exercise or disposition of common shares by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power or value, of the outstanding stock of the Company; and (i) U.S. Holders subject to Section 451(b) of the Code. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold common shares in connection with carrying on a business in Canada; (d) persons whose common shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership, exercise or disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the acquisition, ownership, exercise or disposition of the common shares generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax consequences for any such partner or partnership (or other “pass-through” entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership, exercise or disposition of common shares.

Distributions on Common Shares

As stated above, we have never paid a dividend and have no intention of paying a dividend. Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to Common Shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the common shares will be reported to them as a dividend. Dividends received on the common shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations. If the Company is eligible for the benefits of the Canada-U.S. Tax Convention, or another qualifying income tax treaty with the United States that includes an exchange of information program which the U.S. Treasury Department has determined is satisfactory for these purposes, or its shares are readily tradable on an established securities market in the U.S., dividends paid by the Company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

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Sale or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize a capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the common shares sold or otherwise disposed of. Such capital gain or loss will generally be a long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for the common shares is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. Deductions for capital losses are subject to significant limitations under the Code. A U.S. Holder’s tax basis in common shares generally will be such U.S. Holder’s U.S. dollar cost for such common shares.

PFIC Status of the Company

The Company had no revenues for its taxable year ended August 31, 2017, and has not performed an analysis of whether or not it was or will be deemed a PFIC for its prior and current taxable years. If the Company is or becomes a PFIC, the foregoing description of the U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, exercise and disposition of Common Shares will be different. The U.S. federal income tax consequences of owning and disposing of common shares if the Company is or becomes a PFIC are described below under the heading “Tax Consequences if the Company is a PFIC.”

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) 50% or more (by value) of its assets (based on an average of the quarterly values of the assets during such tax year) either produce or are held for the production of passive income (the “asset test”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or other operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, certain gains from commodities or securities transactions and the excess of gains over losses from the disposition of certain assets which product passive income. If a non-U.S. corporation owns at least 25% (by value) of the stock of another corporation, the non-U.S. corporation is treated, for purposes of the income test and asset test, as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Under certain attribution and indirect ownership rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of the Company’s common shares are made.

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The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Company.

Tax Consequences if the Company is a PFIC

If the Company is a PFIC for any tax year during which a U.S. Holder holds common shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such common shares. If the Company is a PFIC for any tax year during which a U.S. Holder owns common shares, the Company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether the Company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder makes a “deemed sale” election with respect to the common shares. If the election is made, the U.S. Holder will be deemed to sell the common shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s common shares would not be treated as shares of a PFIC unless the Company subsequently becomes a PFIC. U.S. Holders should consult their own U.S. tax advisors regarding the availability and desirability of a deemed sale election.

Under the default PFIC rules:

•	Any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of common shares (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it (together with all other distributions received in the relevant tax year) exceeds 125% of the average annual distribution received during the shorter of the preceding three years or the U.S. Holder’s holding period for the common shares) received on common shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for the common shares;
•	The amount allocated to the current tax year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year;
•	The amount allocated to each of the other tax years (the “Prior PFIC Years”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year; and
•	An interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year.

A U.S. Holder that makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “Mark-to-Market Election”) or a timely and effective election to treat the Company and each Subsidiary PFIC as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) may generally mitigate or avoid the default PFIC rules described above with respect to common shares U.S. Holders should be aware that there can be no assurance that the Company has satisfied or will satisfy the recordkeeping requirements that apply to a QEF or that the Company has supplied or will supply U.S. Holders with information such U.S. Holders require to report under the QEF rules in the event that the Company is a PFIC for any tax year.

A timely and effective QEF Election requires a U.S. Holder to include currently in gross income each year its pro rata share of the Company’s ordinary earnings and net capital gains, regardless of whether such earnings and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary earnings or gains without a corresponding receipt of cash from the Company. If the Company is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in the common shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the common shares and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of common shares by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains. A U.S. Holder must make a QEF Election for the Company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from the Company setting forth the ordinary earnings and net capital gains for the year and the Company may not provide this statement, in which case a QEF Election cannot be made. In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election will apply. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular, but limited, circumstances, including if it had a reasonable belief that the Company was not a PFIC and did not file a protective election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

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Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election (including a “pedigreed” QEF election where necessary) for the Company and any Subsidiary PFIC.

Alternatively, a Mark-to-Market Election may be made with respect to “marketable stock” in a PFIC if which is stock that is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable U.S. Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If the common shares are considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to its common shares. However, there is no assurance that the common shares will be or remain “regularly traded” for this purpose. A Mark-to-Market Election may not be made with respect to the stock of any Subsidiary PFIC. Hence, a Mark-to-Market Election will not be effective to eliminate the application of the default PFIC rules, described above, with respect to deemed dispositions of Subsidiary PFIC stock, or excess distributions with respect to a Subsidiary PFIC.

A U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to common shares generally will be required to recognize as ordinary income in each tax year in which the Company is a PFIC an amount equal to the excess, if any, of the fair market value of such shares as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such shares as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in the common shares generally will be increased by the amount of ordinary income recognized with respect to such shares. If the U.S. Holder’s adjusted tax basis in the common shares as of the close of a tax year exceeds the fair market value of such shares as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such shares for all prior taxable years. A U.S. Holder’s adjusted tax basis in its common shares generally will be decreased by the amount of ordinary loss recognized with respect to such shares. Any gain recognized upon a disposition of the common shares generally will be treated as ordinary income, and any loss recognized upon a disposition generally will be treated as an ordinary loss to the extent of net mark-to-market income recognized for all prior taxable years. Any loss recognized in excess thereof will be taxed as a capital loss. Capital losses are subject to significant limitations under the Code.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to the common shares.

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership or disposition of common shares may (under certain circumstances) be entitled to receive either a deduction or a credit for such Canadian income tax paid generally at the election of such U.S. Holder. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of securities of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

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Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution, including a constructive distribution, from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of common shares, or on the sale or other taxable disposition of common shares will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would generally be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency.

Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621.

Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on the common shares, and (b) proceeds arising from the sale or other taxable disposition of common shares generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 24%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are eligible for a reduced withholding rate.

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The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP, EXERCISE OR DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F, as amended, for the fiscal year ended August 31, 2017 and in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since August 31, 2017.

LISTING

Our common shares are listed on NYSE American and Toronto Stock Exchange under the symbols “TRX” and “TXN”.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common shares is Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario Canada M5J 2Y1; Ph. 416-263-9449.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Miller Thomson LLP, Vancouver, Canada and Lewis Brisbois Bisgaard & Smith, LLP San Francisco, California with respect to matters of United States law.

EXPERTS

The consolidated financial statements of the Company, incorporated by reference in the Company's Annual Report (Form 20-F), as amended, for the year ended August 31, 2017, have been audited by Dale Matheson Carr-Hilton Labonte LLP, independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information relating to certain of the Company’s mineral properties in this prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Virimai Projects (Virimai) and Crundwell Metallurgy (Crundwell) and this information has been included in reliance on such company’s expertise.

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ENFORCEABILITY OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of Alberta, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

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